Exhibit 2.1

ASSET PURCHASE AGREEMENT

(GAIF/AIRCASTLE)

dated as of January 21, 2007

by and among

THE SELLERS LISTED ON SCHEDULE 1 HERETO

and

AIRCASTLE INVESTMENT HOLDINGS 2 LIMITED

LIST OF ATTACHMENTS

ANNEX I	Definitions
ANNEX II	Accession Agreement
EXHIBIT A	Form of Acknowledgement of Delivery
EXHIBIT B	Form of Aircastle Guaranty
EXHIBIT C	Form of Assignment of Equity Interests
EXHIBIT C-1	Form of Assignment of Membership Interest
EXHIBIT C-2	Form of Assignment of Lease
EXHIBIT C-3	Form of Lease Novation
EXHIBIT D	Form of Bill of Sale
EXHIBIT E-1	Conditions Precedent - Aircraft Delivery (BI Aircraft)
EXHIBIT E-2	Conditions Precedent - Aircraft Delivery (Independent Aircraft)
EXHIBIT F	Form of GAIF Guaranty
EXHIBIT G	Form of Lessee Notice and Acknowledgement
SCHEDULE 1	Sellers and Related Equity Interests/Aircraft
SCHEDULE 2	Aircraft Information
SCHEDULE 3-A	Unadjusted Aircraft Purchase Prices
SCHEDULE 3-B	Aircraft Purchase Adjustment Amounts
SCHEDULE 3-C	Accelerated Purchase Prices
SCHEDULE 3-D	BCF Adjustment Assumptions
SCHEDULE 4	Approved Delivery Locations
SCHEDULE 5	TE Contracts and IA Contracts (other than Lease Documents)
SCHEDULE 6	Lease Delivery Exceptions
SCHEDULE 7	Condition of Aircraft
SCHEDULE 8	Seller Insured Parties
SCHEDULE 9	Risk Allocation Agreement Overview
SCHEDULE 10	Seller Accelerated Payments LOC Amount
SCHEDULE 11	Disclosed Liabilities

ASSET PURCHASE AGREEMENT

(GAIF/AIRCASTLE)

This ASSET PURCHASE AGREEMENT (GAIF/AIRCASTLE) (this “Agreement”) is dated as of January 21, 2007 by and among: (i)  the SELLERS listed on SCHEDULE 1 (individually, a “Seller” and, collectively, the “Sellers”), each of which is a direct or indirect subsidiary of Guggenheim Aviation Investment Fund, LP, a Delaware limited partnership (“GAIF”); and (ii) AIRCASTLE INVESTMENT HOLDINGS 2 LIMITED and any other subsidiary of Aircastle Limited which accedes to this Agreement pursuant to an Accession Agreement (individually, a “Purchaser” and, collectively, the “Purchasers”), each of which is a direct or indirect subsidiary of Aircastle Limited, a Bermuda exempted company (“Aircastle”). The Sellers and the Purchasers may be referred to herein, individually, as a “Party”, and collectively, as the “Parties”.

RECITALS

WHEREAS, the Sellers own or have the right to purchase, directly and indirectly, thirty-eight Aircraft, described in detail in Schedule 1 and Schedule 2.

WHEREAS, the Sellers desire and intend to sell (i) such Aircraft, (ii) their rights to purchase such Aircraft, (iii) their rights under conversion and/or other agreements pertaining to such Aircraft and/or (iv) the Equity Interests in the Transferred Entities that own such Aircraft, have the right to purchase such Aircraft and/or have rights under the conversion agreements and/or other agreements pertaining to such Aircraft, and the Purchasers desire and intend to acquire (i) such Aircraft, (ii) the Sellers’ rights to purchase such Aircraft, (iii) the Sellers’ rights under the conversion agreements and/or other agreements pertaining to such Aircraft and/or (iv) the Equity Interests in the Transferred Entities that own such Aircraft, have the rights to purchase such Aircraft and/or have the rights under the conversion agreements and/or other agreements pertaining to such Aircraft, pursuant to the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Parties also have agreed to effectuate the transactions contemplated herein and to cause the closing of the sale and purchase or Transfer of the various Equity Interests and Independent Aircraft and the contracts related thereto on various different Transfer and Delivery Dates, depending upon the satisfaction of various conditions precedent set forth herein.

AGREEMENT

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
INTERPRETATION

Section 1.01.  Definitions.  For all purposes of this Agreement, unless otherwise provided herein, capitalized terms used herein are defined and shall have the meanings set forth in Annex I below.

Section 1.02.  References.  In this Agreement, unless the contrary intention is stated, a reference to:

(a)  each of “BI Seller”, “IA Seller”, any “Seller”, “Aircastle”, “IA Purchaser”, “BI Purchaser”, any “Purchaser” or any other Person includes, without prejudice to the provisions of this Agreement, any successor in title to it or any permitted assignee;

(b)  words in the plural include the singular and vice versa;

(c)  any document includes that document as amended, modified, novated or supplemented, in each case, in accordance with its terms;

(d)  a Section, an Exhibit, a Schedule or a Disclosure Schedule is a reference to a section of, or an exhibit or a schedule to, this Agreement;

(e)  any reference to any Aircraft, Equity Interest or Transferred Entity being “related”, “attributable”, “relevant” (or words of like import) to any Seller or any Purchaser in this Agreement means such Aircraft, Equity Interest or Transferred Entity directly or indirectly owned by, to be purchased by or to be sold to such Seller or such Purchaser (as applicable); and any reference to a Closing being applicable to a particular Seller shall mean such Closing in respect of which such Seller is the “Seller” in respect of a Transfer of Purchased Assets, an Accelerated A320 Purchase, an Accelerated ERF Purchase or an Accelerated BCF Purchase to occur or which has occurred at such Closing;

(f)  the words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and

(g)  “this Agreement” shall include all Schedules and Exhibits attached hereto and the other Operative Agreements and the documents to be delivered in accordance therewith.

Section 1.03.  Other Definitional and Interpretive Provisions.   The headings in this Agreement are to be ignored in construing this Agreement. All Exhibits and Schedules of this Agreement or referred to in this Agreement are hereby incorporated in and made a part of this Agreement as if set forth herein in full. Any capitalized terms used in any Exhibit or Schedule shall have the meaning set forth in this Agreement.

ARTICLE II
SALE AND PURCHASE OF EQUITY INTERESTS
OR INDEPENDENT AIRCRAFT

Section 2.01.  Traditional Sales and Accelerated Payment Sales. Subject to the terms and conditions set forth in this Agreement, the Sellers will sell to the Purchasers, and the Purchasers will purchase from the Sellers, all of the Aircraft or the rights to purchase certain Aircraft (a) by directly purchasing an Aircraft in accordance with Section 2.03, (b) indirectly through the purchase of a Transferred Entity which owns an Aircraft (and, in the case of each of the Leasing Intermediary Aircraft, the applicable Leasing Intermediary) in accordance with Section 2.02, (c) by accelerating the Transfer in respect of any Accelerated A320 Aircraft in accordance with Section 2.04(a), (d) by accelerating the Transfer in respect of any Accelerated ERF Aircraft in accordance with Section 2.04(b) and/or (e) by accelerating the Transfer in respect of any Accelerated BCF Aircraft in accordance with Section 2.04(c). The Transfer in respect of each Aircraft is expected to occur on or about the Scheduled Transfer Date for such Aircraft. If the Transfer in respect of any Aircraft shall not occur by the Termination Date in respect of such Aircraft (other than by reason of (i) the failure of any Purchaser to comply with Section 8.01 or (ii) a breach or default by any Purchaser hereunder or under any other Operative Agreement), then the applicable Purchaser may elect to terminate its obligation to purchase such Aircraft in accordance with Section 13.09(a).

Section 2.02.  Sale and Purchase of Equity Interests.  On the applicable Transfer Date, upon and subject to the terms and conditions set forth in this Agreement, including the satisfaction of the conditions precedent with respect to the Transfer of the Equity Interests set forth in Section 9.01 and Section 10.01, the applicable BI Seller will sell, assign and transfer to the applicable BI Purchaser and the applicable BI Purchaser agrees to purchase, accept and assume from each BI Seller, the Equity Interests in a Transferred Entity then owned by such BI Seller (and, in the case of each of the Leasing Intermediary Aircraft, the applicable Leasing Intermediary), in each case, free and clear from any and all Liens other than Purchaser Encumbrances. In consideration of the Transfer of such Equity Interests, the applicable BI Purchaser will pay the Beneficial Interest Purchase Price of such Equity Interests to the BI Seller thereof, as provided in Article IV.  In addition, on such Transfer Date, each BI Seller shall assign, transfer and deliver to the applicable BI Purchaser (i) any Security Deposit in respect of the applicable BI Aircraft, (ii) any Maintenance Reserve Transfer Amounts in respect of such BI Aircraft and (iii) any other TE Contract associated with such BI Aircraft, in each case, free and clear from any and all Liens other than Purchaser Encumbrances (but only to the extent that any of the items listed in clause (iii) of this Section 2.02 are not held in the name of the relevant Transferred Entity).

    Section 2.03.  Sale and Purchase of Independent Aircraft.  On the applicable Transfer Date, upon and subject to the terms and conditions set forth in this Agreement, including the satisfaction of the conditions precedent with respect to the Independent Aircraft set forth in Section 9.01 and Section 10.02, each IA Seller will sell, assign and transfer to the applicable IA Purchaser, and such IA Purchaser agrees to purchase, accept and assume from such IA Seller, the Independent Aircraft then owned by such IA Seller, in each case, free and clear from any and all Liens other than Permitted Encumbrances. In consideration of the Transfer of such Independent Aircraft, the applicable IA Purchaser will pay the Aircraft Purchase Price of such Independent Aircraft to the IA Seller thereof as provided in Article IV. In addition, on such Transfer Date, each IA Seller shall assign, transfer and deliver to the applicable IA Purchaser all of such IA Seller’s other interests, rights and properties relating to such Independent Aircraft, including, without limitation, (i) the related Lease, (ii) the other related Lease Documents, (iii) the related Aircraft Documents, (iv) any Security Deposit in respect of such Independent Aircraft, (v) any Maintenance Reserve Transfer Amounts in respect of such Independent Aircraft and (vi) any other IA Contract associated with such Independent Aircraft (all of the foregoing, collectively, the “Assigned IA Property”) in each case, free and clear from any and all Liens other than Purchaser Encumbrances (and, in the case of the transfer of such Independent Aircraft itself, free and clear of any and all Liens other than Permitted Encumbrances).

Section 2.04.  Accelerated Purchases

.

(a)  Accelerated A320 Purchase. Subject to the terms and conditions set forth in this Agreement (including, without limitation, the satisfaction of the conditions precedent set forth in Section 10.03), with respect to any Accelerated A320 Aircraft, upon the entering into of the ANA Purchase Agreement Assignment with respect to such Accelerated A320 Aircraft, in lieu of purchasing such Accelerated A320 Aircraft (or the related Transferred Entity) in accordance with Section 2.01(a) or (b), the applicable Purchaser shall pay to the applicable Seller the Accelerated A320 Purchase Price in respect of such Accelerated A320 Aircraft.

(b)  Accelerated ERF Purchase. Subject to the terms and conditions set forth in this Agreement (including, without limitation, the satisfaction of the conditions precedent set forth in Section 10.04), with respect to any Accelerated ERF Aircraft, upon either (which shall be selected by the applicable Seller in a Notice of Transfer provided by such applicable Seller to the applicable Purchaser at least three (3) Business Days prior to the applicable Closing Date) (i) the entering into of the Boeing Freighter Purchase Agreement Assignment with respect to such Accelerated ERF Aircraft (except in the case of the Aircraft with manufacturer’s serial number 35233) or (ii) the Transfer to the applicable Purchaser of 100% of the Membership Interests in GAP 21 (or in the case of the Aircraft with manufacturer’s serial number 35233, GAP 22) in accordance with Section 3.08, in lieu of purchasing such Aircraft (or the related Transferred Entity) in accordance with Section 2.01(a) or (b), the applicable Purchaser shall pay to the applicable Seller the Accelerated ERF Purchase Price in respect of such Accelerated ERF Aircraft.

(c)  Accelerated BCF Purchase. Subject to the terms and conditions set forth in this Agreement (including, without limitation, the satisfaction of the conditions precedent

(d)  set forth in Sections 10.01 or 10.02, and Section 10.05), with respect to any Accelerated BCF Aircraft, upon either (which shall be selected by the applicable Seller in a Notice of Transfer provided by such applicable Seller to the applicable Purchaser at least three (3) Business Days prior to the applicable Closing Date) (i) the entering into of the Boeing Conversion Contract Assignment with respect to such Accelerated BCF Aircraft or (ii) the Transfer to the applicable Purchaser of 100% of the legal and beneficial ownership interest in GAP Conversion Party in accordance with Section 3.08, (x) such Purchaser shall purchase such Accelerated BCF Aircraft (or the Equity Interests in the Transferred Entity which owns such Accelerated BCF Aircraft) notwithstanding the fact that the conversion of such Accelerated BCF Aircraft from passenger to freighter configuration in accordance with the terms of the Boeing Conversion Contract shall not have been completed, (y), the purchase price in respect of such Accelerated BCF Aircraft shall be the Accelerated BCF Purchase Price and (z) except as otherwise provided in this Section 2.04(c), the Transfer, Delivery and Closing in respect of such Accelerated BCF Aircraft shall be subject to the same terms, conditions and procedures set forth in the Agreement as would be applicable to any Transfer, Delivery and Closing of any non-Accelerated BCF Aircraft.

Section 2.05.  Aircraft Subject to the Risk Allocation Agreements. The Parties hereto acknowledge, consent and agree that from and after the Delivery Date therefore or the payment of the Accelerated ERF Purchase Price or the Accelerated BCF Purchase Price in respect thereto, GAIF shall provide certain services to the applicable Purchasers with respect to each of the Risk Allocation Aircraft as set forth in one or more Risk Allocation Agreements, and on the terms and conditions provided therein. Each Party hereto further agrees that from and after the entering into of any Risk Allocation Agreement it shall reasonably cooperate with GAIF in connection with the performance of its obligations under the Risk Allocation Agreements with respect to such Risk Allocation Aircraft.

ARTICLE III
TRANSFER, DELIVERY AND ACCEPTANCE

Section 3.01.  Transfer of Equity Interests.  Upon the satisfaction of the conditions precedent with respect to any particular Equity Interests set forth in Section 9.01 and Section 10.01 (and, if applicable, Section 10.05), the BI Seller thereof shall deliver to the applicable BI Purchaser a Notice of Transfer stating that a Closing of the Transfer of such Equity Interests shall occur within three (3) Business Days after delivery of such Notice of Transfer, unless a Purchaser provides notice to such BI Seller that it is postponing the Transfer Date for such Equity Interests until a date on which it can purchase such Equity Interests free of Transfer Taxes (which shall be no more than 30 days after the proposed Closing Date specified in such Notice of Transfer). At the Closing, and concurrently with the payment of the Beneficial Interest Purchase Price therefor, each BI Seller will Transfer such Equity Interests by delivering to the applicable BI Purchaser an Assignment of Equity Interests (together with, in the case of any Equity Interests consisting of capital stock, certificated membership interests or certificated beneficial interests in trusts, certificates representing such Equity Interests, duly issued and registered in the name of such Purchaser (with all required stock transfer or similar

Taxes having being paid by such Purchaser)) conveying to such Purchaser outright and unconditionally all of such BI Seller’s ownership interest in such Transferred Entity, in each case, free and clear from any and all Liens, and on and subject to the terms and conditions set forth in this Agreement. In addition, each BI Seller shall acknowledge and confirm to the applicable Purchaser that the relevant Transferred Entity beneficially owns and possesses, directly or indirectly, all material interests, rights and properties relating to the relevant BI Aircraft, as set forth on Schedule 1, including, without limitation, (i) the related Lease, (ii) the related other Lease Documents, (iii) the related Aircraft Documents and (iv) any other TE Contract associated with such BI Aircraft (all of the foregoing, collectively, the “BI Aircraft Property”); reserving, however, to such BI Seller all claims for indemnities payable to any of GAIF or any of its Affiliates, such BI Seller or any other Seller Indemnified Party (in each case, other than the applicable Transferred Entity) under the related Lease(s) in respect of any act or omission or events occurring prior to the Transfer Date (the “BI Retained Rights”). Simultaneously with the Transfer of any Equity Interest in a Transferred Entity in respect of a Novation Aircraft, the Lease related thereto shall be novated or assigned pursuant to a Lease Novation or Assignment of Lease (as the case may be).

Section 3.02.  Transfer of Independent Aircraft.  Upon the satisfaction of the conditions precedent with respect to any particular Independent Aircraft set forth in Section 9.01 and Section 10.02 (and, if applicable, Section 10.05), the IA Seller thereof shall deliver to the applicable IA Purchaser a Notice of Transfer stating that a Closing of the Transfer of such Independent Aircraft shall occur within three (3) Business Days after delivery of such Notice of Transfer unless a Purchaser provides notice to such IA Seller that it is postponing the Transfer Date for such Independent Aircraft until a date on which it can purchase such Independent Aircraft free of Transfer Taxes (which shall be no more than 30 days after the proposed Closing Date specified in such Notice of Transfer). At the Closing and concurrently with the payment of the Aircraft Purchase Price therefor, each IA Seller will Transfer the Independent Aircraft to the applicable IA Purchaser, by delivering to the applicable IA Purchaser a Bill of Sale (together with an Assignment of Warranties, and any other Delivery documents required hereunder for such Independent Aircraft) conveying to such Purchaser outright and unconditionally all of such IA Seller’s ownership interest in such Independent Aircraft and the Assigned IA Property related thereto, as set forth on Schedule 1, in each case, free and clear from any and all Liens other than Permitted Encumbrances, and subject to the terms and conditions set forth in this Agreement; reserving, however, to such IA Seller all claims for indemnities payable to any of GAIF or any of its Affiliates, such IA Seller, or any other Seller Indemnified Party under the related Lease(s) in respect of any act or omission or events occurring prior to the Transfer Date (the “IA Retained Rights”). Simultaneously with delivery of the Bill of Sale therefor (as the case may be), title to the Aircraft Documents therefor shall pass to such IA Purchaser without any further action and the Lease related thereto shall be novated or assigned pursuant to a Lease Novation or Assignment of Lease (as the case may be). Thereupon, full legal and beneficial title to such Independent Aircraft and the Assigned IA Property shall pass from the IA Seller thereof to the IA Purchaser, free and clear from any and all Liens other than Permitted Encumbrances.

Section 3.03.  Delivery Location.  Each Seller of Equity Interests in a Transferred Entity shall use Reasonable Efforts to cause the Delivery Location for the BI Aircraft owned by such Transferred Entity to be in an Approved Delivery Location. Each Seller of an Independent Aircraft shall use Reasonable Efforts to cause the Delivery Location for such Aircraft to be in an Approved Delivery Location. The relevant Seller shall advise the applicable Purchaser as to the whereabouts and Delivery Location of each BI Aircraft and of each Independent Aircraft on the proposed Transfer Date thereof. If by reason of a change of Law which shall occur after the date of this Agreement, the Delivery of an Aircraft at an Approved Delivery Location therefor could reasonably be expected to result in a Transfer Tax being payable, the applicable Seller will cooperate with the applicable Purchaser (at such Purchaser’s sole cost and expense) so that the Delivery of such Aircraft may occur without a Transfer Tax being payable; provided that, if notwithstanding such cooperation, a Transfer Tax continues to be payable, such Purchaser shall continue to be obligated to purchase such Aircraft and such Purchaser shall be obligated to pay such Transfer Tax to the extent required by Section 14.01(b). The Seller’s agreement and obligation hereunder to cooperate with any Purchaser with respect to the Delivery Location of any Aircraft hereunder shall not create or otherwise be deemed to impose any obligation or liability whatsoever for GAIF or any other Seller or any of their respective Affiliates with respect to Transfer Taxes in connection with the Transfer and Delivery of any Equity Interests, Membership Interests or Aircraft hereunder.

Section 3.04.  Aircraft Delivery

(a)  BI Aircraft. For each BI Aircraft, subject to the satisfaction of the conditions precedent set forth in Section 9.01 and Section 10.01 (and, if applicable, Section 10.05), the BI Seller of the Equity Interests in the Transferred Entity that directly or indirectly owns such BI Aircraft shall cause such Transferred Entity to tender to the applicable BI Purchaser evidence of Delivery of such BI Aircraft on or before the Closing for the Transfer of such Equity Interests. The Transfer of any Equity Interests shall be deemed to take place on the Closing Date thereof while the related BI Aircraft are located at their respective Delivery Locations. Upon Delivery of such BI Aircraft, and at the Closing, the applicable BI Purchaser shall execute and deliver to the BI Seller thereof an Acknowledgement of Delivery with respect to such BI Aircraft.

(b)  Independent Aircraft. For each Independent Aircraft, subject to satisfaction of the conditions precedent set forth in Section 9.01 and Section 10.02 (and, if applicable, Section 10.05), the IA Seller thereof shall tender such Aircraft for Delivery on or before the Closing for the Transfer of such Independent Aircraft. Delivery and acceptance of any Independent Aircraft hereunder shall take place while such Aircraft is located at the Delivery Location therefor, by such IA Seller executing and delivering to such IA Purchaser a Bill of Sale for such Aircraft. Upon Delivery of such Independent Aircraft, and at the Closing, the IA Purchaser thereof shall execute and deliver to the IA Seller thereof an Acknowledgement of Delivery with respect to such Independent Aircraft.

Section 3.05.  Risk of Loss.  Except as otherwise provided herein, the risk of loss of, or damage to, each Aircraft and the Aircraft Documents relating thereto shall pass (i) in the case of an Independent Aircraft, from the IA Seller thereof to the IA Purchaser thereof upon the Transfer thereof, and (ii) in the case of a BI Aircraft, from the BI Seller thereof to the BI Purchaser upon the Transfer of the related Transferred Entity.

Section 3.06.  Acceptance and Assumption.  Subject to satisfaction or waiver of the conditions precedent set forth in Articles IX and X applicable thereto and the other provisions of this Agreement, each Purchaser of an Aircraft or of the related Equity Interests in a Transferred Entity that is the direct or indirect legal (beneficial) owner of an Aircraft shall accept such IA Aircraft (and all Assigned IA Property related thereto) or Equity Interests and BI Aircraft (and all BI Aircraft Property related thereto) for all purposes hereunder upon Transfer and Delivery thereof by the applicable Seller, in accordance with this Article III and the other provisions of this Agreement, and, other than in respect of Reserved Obligations, BI Retained Rights, IA Retained Rights and such other liabilities, debts and obligations as are expressly payable by a Seller pursuant to this Agreement, each such Purchaser shall assume, agree to pay in full, perform, discharge and be responsible for any and all liabilities, debts and obligations relating to such IA Aircraft (and all Assigned IA Property related thereto) or of such Transferred Entity and BI Aircraft (and all BI Aircraft Property related thereto) attributable to or arising in periods beginning on and after the Transfer of the applicable IA Aircraft (and all Assigned IA Property related thereto) or BI Aircraft (and all BI Aircraft Property related thereto) of any kind or nature whatsoever.

Section 3.07.  Transfer and Delivery Expenses.  The applicable Purchaser shall pay all (a) registration, filing and similar costs and expenses and (b) the fees and expenses of Lessee’s counsel, in each case in connection with the Transfer of any Independent Aircraft and any assignment and novation with respect to any related Lease (other than costs and expenses incurred in connection with the repayment of any existing Debt or other financing arrangements and the release of related Liens with respect to such Independent Aircraft). If any Transfer Tax is incurred by GAIF or any other Seller or by Aircastle or any other Purchaser in connection with the Transfer and/or Delivery of any Equity Interests or Independent Aircraft hereunder, then such Transfer Tax shall be solely and exclusively for the applicable Purchaser’s account and such Purchaser (i) shall promptly pay and discharge any and all such Transfer Taxes, in full, as and when due, and (ii) to the extent provided for in Article XIV, shall indemnify, save and hold harmless GAIF and the Seller thereof and any of their respective Affiliates from and against any and all Transfer Taxes related to the Transfer and/or Delivery of such Equity Interests or Aircraft; provided, however, that no Purchaser shall be obligated to complete any sale where such Transfer Taxes would be imposed upon or indemnified by the applicable Purchaser unless the Transfer of such Equity Interests or Aircraft is effected at an Approved Delivery Location.

Section 3.08.  Transfer of Membership Interests.  In the event that GAIF delivers to the applicable Purchaser a written notice stating that it desires to Transfer to such Purchaser 100% of the Membership Interests in GAP 21, GAP 22 and/or GAP Conversion Party in accordance with Section 2.01(c) or (d), then, within three (3) Business Days after delivery of such notice of Transfer, GAIF will, concurrently with the payment by the applicable Purchaser of the Accelerated ERF Purchase Price and/or Accelerated BCF Purchase Price with respect to the applicable Aircraft, Transfer such Membership Interests to the applicable Purchaser by delivering to such Purchaser an Assignment of Membership Interest (together with, in the case of any certified Membership Interests, certificates representing such Membership Interests, duly issued and registered in the name of such Purchaser), conveying to such Purchaser outright and unconditionally all of GAIF’s ownership interest in GAP 21, GAP 22 and/or GAP Conversion Party, as applicable, in each case, free and clear from any and all Liens other than Purchaser Encumbrances, and on and subject to the terms and conditions set forth in this Agreement.

ARTICLE IV
PAYMENTS

Section 4.01.  Payment of Purchase Price.  On any Closing Date, subject to the terms and conditions of this Agreement, including without limitation the satisfaction of the conditions precedent thereto set forth in Articles IX and X applicable thereto (and, if applicable, Section 10.05), (i) with respect to any Equity Interests for which a Notice of Transfer shall have been delivered hereunder, the applicable BI Purchaser will pay to the applicable BI Seller the Beneficial Interest Purchase Price for such Equity Interests on such Closing Date, (ii) with respect to any Independent Aircraft for which a Notice of Transfer shall have been delivered hereunder, the applicable IA Purchaser will pay to the applicable IA Seller the Aircraft Purchase Price for such Independent Aircraft on such Closing Date, (iii) with respect to the any Accelerated A320 Purchase, Accelerated BCF Purchase or Accelerated ERF Purchase for which a Notice of Transfer shall have been delivered hereunder, the applicable Purchaser will pay to the applicable Seller, the Accelerated A320 Purchase Price, the Accelerated BCF Purchase Price or the Accelerated ERF Purchase Price, subject, in each case of clauses (i),(ii) and (iii) above, to a reduction by the netting of any amounts due and owing by the applicable Seller on account of the transfer of any Security Deposits (to the extent held in cash) and/or Maintenance Reserve Transfer Amounts pursuant to Section 4.04 and Section 4.05 and any prepaid rent payable by the applicable Seller pursuant to Section 4.08.

At any Closing, the applicable Purchaser will pay the relevant Purchase Price (as so reduced), as applicable, by wire transfer of immediately available funds to such account as the applicable Seller may reasonably direct by written notice delivered to such Purchaser by such Seller at least two (2) Business Days prior to the Closing Date.

Section 4.02.  Pricing Adjustments.  The Parties hereto hereby agree that the Unadjusted Aircraft Purchase Price for each of the Aircraft to be acquired by the Purchasers pursuant to this Agreement, whether indirectly, through a Transfer of Equity Interests in the Transferred Entity that is the direct or indirect legal (beneficial) owner of such Aircraft, or directly, through a Transfer of Independent Aircraft, shall be the amount in Dollars set forth for such Aircraft on Schedule 3-A. The Parties hereto further agree that the Beneficial Interest Purchase Price or Aircraft Purchase Price to be paid at any Closing hereunder by any Purchaser of Equity Interests or Independent Aircraft pursuant to Section 4.01 shall be an amount equal to the Unadjusted Aircraft Purchase Price thereof, subject to the applicable upward or downward adjustment, if any, for the Aircraft Purchase Adjustment Amount to be made in accordance with the stipulated specific, limited criteria and conditions set forth in Schedule 3-B; provided that, with respect to any Accelerated A320 Aircraft, any Accelerated ERF Aircraft or any Accelerated BCF Aircraft subject to an Accelerated A320 Purchase, an Accelerated ERF Purchase or an Accelerated BCF Purchase (as the case may be), the Aircraft Purchase Price shall be the Accelerated A320 Purchase Price, the Accelerated ERF Purchase Price or the Accelerated BCF Purchase Price (as the case may be) therefore as set forth on Schedule 3-C. The applicable Seller shall initially calculate any Aircraft Purchase Adjustment Amount or the amount set forth on Schedule 3-C (as applicable) in respect of any Aircraft and shall include such amount (together with details as to how such amount was determined) in the Notice of Transfer to be delivered hereunder with respect thereto. Upon receipt of a Notice of Transfer, the applicable Purchaser shall review such Seller’s calculation of the Aircraft Purchase Adjustment Amount or the amount set forth on Schedule 3-C (as applicable) and shall confirm to such Seller whether it agrees with such calculation. If such Purchaser shall not agree with such calculation, then such Purchaser and Seller shall work together in good faith to agree to the amount of the Aircraft Purchase Adjustment Amount or the amount set forth on Schedule 3-C (as applicable).

Section 4.03.  Purchaser LOC; Seller LOCs.

(a)  No later than the earlier of (i) January 26, 2007 and (ii) the initial Closing Date, the Purchasers shall deliver to GAIF a letter of credit for the benefit of GAIF issued by the Purchaser LOC Bank in the amount of the Purchaser LOC Amount and otherwise in form and substance satisfactory to GAIF (the “Purchaser LOC”). The Parties hereby agree that the Purchaser LOC Amount shall secure the Purchasers’ obligations hereunder to acquire from the Sellers the various Equity Interests and Aircraft, if and when so obliged, pursuant to this Agreement. Upon the termination of this Agreement by any Seller in accordance with Section 13.09(b)(i), GAIF shall be entitled to draw down upon the Purchaser LOC in an amount equal to the full Purchaser LOC Amount by delivering to Aircastle and the Purchaser LOC Bank a Notice of Drawdown in the manner and form stipulated therefor in the Purchaser LOC. The Parties hereto also agree that the Purchaser LOC Amount shall be automatically reduced from time to time, upon the occurrence of any one or more of the following events (each an “Purchaser LOC Reduction Event”): (1) (A) the Transfer of any Equity Interests or Independent Aircraft, or the payment of

(b)  any Accelerated A320 Purchase Price, Accelerated ERF Purchase Price or Accelerated BCF Purchase Price in respect of any Aircraft, in each case pursuant to this Agreement or (B) the termination of the Purchaser obligation to purchase an Aircraft or a Transferred Entity in accordance with Section 13.09 (a); in any and each case, such reduction to be in an amount equal to four percent (4%) of the related Unadjusted Aircraft Purchase Price or (2) upon the termination of this Agreement by any Purchaser in accordance with Section 13.09(b)(ii), in which case GAIF shall be required to surrender the Purchaser LOC to the Purchaser LOC Bank for cancellation.

(c)  No later than the initial Closing in respect of any Accelerated A320 Purchase, any Accelerated ERF Purchase or any Accelerated BCF Purchase, the Sellers shall deliver to Aircastle a letter of credit for the benefit of Aircastle issued by the Seller Accelerated Payments LOC Bank in the amount of the Seller Accelerated Payments LOC Amount and otherwise in form and substance satisfactory to Aircastle (the “Seller Accelerated Payments LOC”). The Parties hereby agree that the Seller Accelerated Payments LOC Amount shall secure the Sellers’ obligations under Section 4.09. Upon the failure of the applicable Seller to pay any amount payable to a Purchaser under Section 4.09, Aircastle shall be entitled to draw down such amount under the Seller Accelerated Payments LOC by delivering to GAIF and the Seller Accelerated Payments LOC Bank a Notice of Drawdown in the manner and form stipulated therefor in the Seller Accelerated Payments LOC.

(d)  No later than the initial Closing, the Sellers shall arrange to have delivered to GAIF a letter of credit for the benefit of GAIF issued by the Seller General LOC Bank in the amount of the Seller General LOC Amount and otherwise in form and substance satisfactory to Aircastle (the “Seller General LOC”). The Parties hereby agree that the Seller General LOC Amount shall provide GAIF with liquidity so that GAIF may fund Sellers’ obligations hereunder to (i) sell to the Purchasers the various Equity Interests and Aircraft, if and when so obliged, pursuant to this Agreement and (ii) indemnify the Purchasers in accordance with Article XIII.

Section 4.04.  Transfer of Security Deposit.  On each Transfer Date, the applicable Seller (i) shall pay to the applicable Purchaser any Security Deposit relating to the applicable Aircraft to the extent such Security Deposit is in cash, and (ii) to the extent that such Security Deposit is in the form of a letter of credit, guarantee or other instrument, shall cause such letter of credit, guarantee or other instrument to be duly endorsed, amended or reissued in favor of the relevant Purchaser (or, if applicable, the relevant Transferred Entity) and shall take such other actions as may be reasonably necessary to effectuate the assignment of all right, title and interest of the Existing Lessor in and to such letter of credit, guarantee or instrument to the relevant Purchaser (or, if applicable, the relevant Transferred Entity); provided that, in the case of a Transfer of the Equity Interests in a Transferred Entity, if such letter of credit, guarantee or instrument is already in favor of, and for the benefit of, such Transferred Entity, then the applicable Seller shall provide the original of such letter of credit, guarantee or instrument to the applicable Purchaser.

Section 4.05.  Maintenance Reserve Transfer Amount.  On each Transfer Date, the applicable Seller shall pay an amount equal to the Maintenance Reserve Transfer Amount relating to the applicable Aircraft to the applicable Purchaser.

Section 4.06.  Payment Instructions.  All amounts payable under this Agreement will be made on the due date therefor in Dollars in immediately available funds (and to the extent not expressly provided herein) to such account as (in the case of any payment due to GAIF or any Seller) GAIF or such Seller may request in writing, or as (in the case of any payment due to Aircastle or any Purchaser) Aircastle or such Purchaser may request in writing.

Section 4.07.  Failure to Make Payment.  If the Party making a payment hereunder (the “Paying Party”) fails to pay any amount payable under this Agreement on the due date therefor, the Paying Party will pay on demand from time to time to the Party entitled to receive such payment (the “Receiving Party”) interest (both before and after judgment) on that amount, from the due date to the date of payment in full by the Paying Party to the Receiving Party, at a rate equal to 6% per annum. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360-day year.

Section 4.08.  Risk of Nonpayment or Late Payment Under Leases.  Except as otherwise provided in Section 4.09, risk of nonpayment or late payment of any charges, fees, consideration or other payments of any kind or nature due from any Lessee under any Lease for Aircraft, including, without limitation, Basic Rent, Security Deposits, Maintenance Reserves and any Lessee indemnity payments, shall pass from the Seller thereof to the Purchaser thereof on the Delivery Date therefor. Without limiting the foregoing, (a) any such payments received by the relevant Seller or Existing Lessor with respect to the period commencing on or after the Delivery Date shall be for the account of the applicable Purchaser and upon the receipt thereof by any such Seller or Existing Lessor promptly (and in any event, within three (3) Business Days) paid over to such Purchaser in accordance with Section 4.06 and until so paid held in trust for such Purchaser and (b) the applicable Seller shall pay to the applicable Purchaser on the Closing Date with respect to any Aircraft (or Transferred Entity related thereto) any amounts of Basic Rent that have been paid in respect of any Lease related to such Aircraft on or prior to such Closing Date which are attributable to the period on and after such Closing Date (prorated based on the actual number of days in the applicable rental period).

Section 4.09.  Unwind of Accelerated Payments and Excess Payments

(a)  Accelerated A320 Purchase Unwinds. If (i) any Accelerated A320 Purchase Price in respect of an Accelerated A320 Aircraft shall have been paid by a Purchaser to a Seller pursuant to Section 2.01(b) and (ii) such Accelerated A320 Aircraft shall not have been sold by ANA to such Purchaser or an Affiliate thereof pursuant to the ANA Purchase Agreement on or prior to the Termination Date in respect of such Accelerated A320 Aircraft (other than by reason of (A) the failure of any Purchaser to comply with Section 8.01 or (B) a breach or default by any Purchaser hereunder or under the ANA Purchase Agreement), then, upon the written notice by such Purchaser to such Seller, such Purchaser may elect to terminate any further obligations in respect of such Accelerated A320 Aircraft, in which case (x) such Seller shall, within three (3) Business Days of the receipt of such notice, pay to such Purchaser an amount equal to the sum of such Accelerated A320 Purchase Price and all amounts paid by such Purchaser or any of its Affiliates to ANA under the ANA Purchase Agreement in respect of such Accelerated A320 Aircraft, together with interest from the date any such amounts were paid by such Purchaser or any of its Affiliates until such amounts are reimbursed to such Purchaser at an interest rate of 6.0% per annum and (y) such Purchaser shall transfer, or cause to be transferred, to such Seller any remaining rights, and Seller shall assume any remaining obligations, under the ANA Purchase Agreement in respect of such Accelerated A320 Aircraft.

(b)  Accelerated ERF Purchase Unwinds and Excess Payments.

(i)  If (A) any Accelerated ERF Purchase Price in respect of an Accelerated ERF Aircraft shall have been paid by a Purchaser to a Seller pursuant to Section 2.01(c) and (B) such Accelerated ERF Aircraft shall not (x) have been sold by Boeing to such Purchaser or an Affiliate thereof pursuant to the Boeing Freighter Purchase Agreement on or prior to the Termination Date in respect of such Accelerated ERF Aircraft (other than by reason of (A) a failure of any Purchaser to comply with Section 8.01 or (B) a breach or default by any Purchaser hereunder or under the Boeing Freighter Purchase Agreement (unless directly attributable to a breach or default by GAIF under any Risk Allocation Agreement), (y) comply with the delivery conditions required by the applicable Lease or (z) unless due to a breach or default by the applicable Purchaser (unless directly attributable to a breach or default by GAIF under any Risk Allocation Agreement), the Boeing Freighter Purchase Agreement shall terminate in respect of such Accelerated ERF Aircraft, then, upon the written notice by such Purchaser to such Seller, such Purchaser may elect to terminate any further obligations in respect of such Accelerated ERF Aircraft, in which case (x) such Seller shall, within three (3) Business Days of the receipt of such notice, pay to such Purchaser an amount equal to the sum of such Accelerated ERF Purchase Price and all other amounts paid by such Purchaser or any of its Affiliates in respect of such Accelerated ERF Aircraft to any Person, including without limitation, any payments to Boeing under the Boeing Freighter Purchase Agreement and any payments to Calyon in respect of the Calyon Financing Facility, in each case together with interest from the date any such amounts were paid by such Purchaser or any of its Affiliates until such amounts are reimbursed to such Purchaser at an interest rate of 6.0% per annum and (y) such Purchaser shall transfer, or cause to be transferred, to such Seller any remaining rights, and Seller shall assume any remaining obligations, under the Boeing Freighter Purchase Agreement in respect of such Accelerated ERF Aircraft.

(ii)  If any Accelerated ERF Purchase Price in respect of an Accelerated ERF Aircraft shall have been paid by a Purchaser to a Seller pursuant to Section 2.01(c), and thereafter any amount actually paid by the applicable Purchaser under the Boeing Freighter Purchase Agreement, the Calyon Financing Facility or otherwise in respect of such Accelerated ERF Aircraft is greater than the amount expected to be paid in respect of such Accelerated ERF Aircraft as set forth on Schedule 3-C (whether by reason of escalation or otherwise, unless (A) such additional amount is incurred at the request of, or with the approval of, the applicable Purchaser and is not made to satisfy any delivery condition under the Boeing Freighter Purchase Agreement or any other Boeing Freighter Purchase Agreement Document or under the applicable Lease or (B) such additional amount is required to be incurred under the applicable Lease and results in an increase in the Basic Rent payable under such Lease), then such Purchaser shall provide a notice to the applicable Seller of the amount of such excess and such Seller shall pay to such Purchaser an amount equal to such excess within five (5) Business Days of the receipt of such notice.

(c)  Accelerated BCF Purchase Unwinds and Excess Payments.

(i)  If (A) any Accelerated BCF Aircraft shall have been purchased by a Purchaser from a Seller pursuant to Section 2.01(d) and (B) such Accelerated BCF Aircraft shall not (x) have been converted from passenger to freighter configuration in accordance with the terms of the Boeing Conversion Contract on or prior to the Termination Date in respect of such Accelerated BCF Aircraft (other than by reason of (A) a failure of any Purchaser to comply with Section 8.01 or (B) a breach or default by any Purchaser hereunder or under the Boeing Conversion Contract (unless attributable to a breach or default by GAIF under any Risk Allocation Agreement)), (y) comply with the delivery conditions required by the applicable Lease or (z) unless due to a default or breach by the applicable Purchaser (unless attributable to a breach or default by GAIF under any Risk Allocation Agreement), the Boeing Conversion Contract shall terminate in respect of such Accelerated BCF Aircraft, then, upon the written notice by such Purchaser to such Seller, such Purchaser may elect to re-sell such Accelerated BCF Aircraft to such Seller, in which case (x) such Seller shall, within three (3) Business Days of the receipt of such notice, pay to such Purchaser an amount equal to the sum of the Accelerated BCF Purchase Price for such Accelerated BCF Aircraft and all other amounts paid by such Purchaser or any of its Affiliates in respect of such Accelerated BCF Aircraft to any Person, including, without limitation, to Boeing under the Boeing Conversion Contract, in each case together with interest from the date any such amounts were paid by such Purchaser or any of its Affiliates until such amounts are reimbursed to such Purchaser at an interest rate of 6.0% per annum and (y) such Purchaser shall transfer, or cause to be transferred, to such Seller the same title to such Accelerated BCF Aircraft as was conveyed to such Purchaser (or its Affiliate) free and clear of all Liens attributable to such Purchaser (and its Affiliates) other than any lien that Boeing may have on such Accelerated BCF Aircraft attributable to the Boeing Conversion Contract.

(ii)  If any Accelerated BCF Aircraft shall have been purchased by a Purchaser from a Seller pursuant to Section 2.01(d), and thereafter any amount actually paid by the applicable Purchaser under the Boeing Conversion Contract or otherwise in respect of such Accelerated BCF Aircraft is greater than the amount expected to be paid in respect of such Accelerated BCF Aircraft as set forth on Schedule 3-C (whether by reason of escalation or otherwise, unless (A) such additional amount is incurred at the request of, or with the approval of, the applicable Purchaser and is not made to satisfy any delivery condition under the Boeing Conversion Contract or any other Boeing Conversion Contract Document or the applicable Lease or (B) such additional amount is required to be incurred under the applicable Lease and results in an increase in Basic Rent payable under such Lease), then such Purchaser shall provide a notice to the applicable Seller of the amount of such excess and such Seller shall pay to such Purchaser an amount equal to such excess within five (5) Business Days of the receipt of such notice.

(iii)  The Parties have calculated the Accelerated BCF Aircraft Purchase Price for each Accelerated BCF Aircraft (A) taking into account monthly Basic Rent and monthly Maintenance Reserves, in each case, estimated to be received as set forth on Schedule 3-C during the term of the related Lease after the Transfer and prior to induction at the Boeing conversion facility and (B) based upon the maintenance condition assumptions for such Accelerated BCF Aircraft set forth in Schedule 3-D.  Upon the delivery of such Accelerated BCF Aircraft from the Boeing conversion facility upon the completion of the conversion thereof, the applicable Purchaser and the applicable Seller shall (y) reconcile the actual amounts received by such Purchaser after the Transfer of such Accelerated BCF Aircraft in respect of Basic Rent and Maintenance Reserves and the timing of such receipts against the estimated amount and anticipated dates of such receipts on Schedule 3-C used by the Parties in calculating the Accelerated BCF Aircraft Purchase Price, and such Seller shall pay to such Purchaser the positive amount, if any, by which the net present value (calculated using the methodology set forth in Schedule 3-C) of such anticipated receipts exceeds the net present value (calculated using the methodology set forth in Schedule 3-C) of such actual receipts, and  the Purchaser shall pay to the Seller the positive amount, if any, by which the net present value (calculated using the methodology set forth in Schedule 3-C) of such actual receipts exceeded the net present value (calculated using the methodology set forth in Schedule 3-C) of such anticipated receipts and (z) determine the Aircraft Purchase Adjustment Amount for such Accelerated BCF Aircraft pursuant to Schedule 3-D, and if it is a positive amount such Purchaser shall pay such amount to such Seller or if it is a negative amount such Seller shall pay the positive equivalent to such Purchaser.

        (iv)  If (A) any Accelerated BCF Aircraft shall have been purchased by a Purchaser from a Seller pursuant to Section 2.04(c) and (B) such Accelerated BCF Aircraft shall suffer a Material Loss, then, (y) such Seller shall pay to such Purchaser an amount equal to the sum of the Accelerated BCF Purchase Price for such Accelerated BCF Aircraft and all other amounts paid by such Purchaser or any of its Affiliates in respect of such Accelerated BCF Aircraft to any Person, including, without limitation, to Boeing under the Boeing Conversion Contract, in each case together with interest from the date any such amounts were paid by such Purchaser or any of its Affiliates until such amounts are reimbursed to such Purchaser at an interest rate of 6.0% per annum and (z) such Purchaser shall pay to the Seller of such Accelerated BCF Aircraft the amount of all hull insurance proceeds received by such Purchaser with respect to such Accelerated BCF Aircraft.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Representations and Warranties of Each Seller. Each Seller represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date for any Closing applicable to such Seller, that:

Section 5.01.  Organization and Good Standing.   Seller and each Transferred Entity related thereto has been duly formed, incorporated or organized and is validly existing as a corporation, limited liability company, partnership, limited partnership, business trust or other business entity in good standing under the laws of the jurisdiction of its formation, incorporation or organization, as applicable, with requisite power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has requisite power, authority and legal right to acquire and own Aircraft, Leases, other Aircraft Assets and, if applicable, Equity Interests of its Subsidiaries which are Transferred Entities.

Section 5.02.  Authorization and Enforceability. Such Seller has the requisite power and authority to execute, deliver, and perform its obligations under this Agreement and each of the other Operative Agreements to which it is a Party. This Agreement and the relevant other Operative Agreements to which such Seller and/or each Transferred Entity related thereto is a Party have been duly executed and delivered by such Seller and each such Transferred Entity, and assuming the due authorization, execution and delivery in each case by the other Parties hereto and thereto, will constitute the legal, valid and binding obligations of such Seller and each such Transferred Entity, enforceable in accordance with their respective terms, except as such enforceability may be limited by the General Enforceability Exceptions.

Section 5.03.  No Default. There is no existing default under any Governance Document to which such Seller and/or each Transferred Entity related thereto is a Party or any Organizational Document of such Seller or any Transferred Entity related thereto or any event which, with the giving of notice or passage of time or both, would constitute a default by any Party thereunder. No Material Lease Default has occurred and is continuing under the Lease (if any) related to any Aircraft sold on such Closing Date by such Seller hereunder or owned by any Transferred Entity, the Equity Interests in which are being sold on such Closing Date by such Seller hereunder. Neither such Seller nor the relevant Transferred Entity is in material breach of any Contract to which it is a Party.

Section 5.04.  No Violation. . The consummation of the transactions contemplated by this Agreement and the other Operative Agreements to which such Seller and/or any Transferred Entity related thereto is a Party, and the fulfillment of the terms of this Agreement and such other Operative Agreements, shall not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a breach under or default under, the Governance Documents or Organizational Documents of such Seller or such Transferred Entity, or any breach under any indenture, agreement, mortgage, deed of trust or other instrument to which such Seller and/or such Transferred Entity is a Party or by which it is bound or any of its properties are subject, or (B) result in the creation or imposition of any Lien upon such Seller and/or such Transferred Entity or any of its Aircraft or Aircraft Assets under any Contract to which such Seller and/or such Transferred Entity is a party or by which any of its Aircraft or Aircraft Assets are bound or (C) violate any Law applicable to such Seller and/or such Transferred Entity or any writ, order, judgment or decree binding on or affecting such Seller and/or such Transferred Entity of any court or of any Government Entity having jurisdiction over such Seller and/or such Transferred Entity or their respective properties.

Section 5.05.  Applicable Law.  The provisions of Article XVI concerning Applicable Law, service of process and jurisdiction are valid and binding on such Seller and each Transferred Entity related thereto under the laws of its jurisdiction of formation or incorporation, as applicable, and no provision of this Agreement or any other applicable Operative Agreement purporting to be binding on such Seller or such Transferred Entity is prohibited, unlawful or unenforceable under the laws of the state of formation or incorporation, as applicable, of such Seller or Transferred Entity.

Section 5.06.  No Legal Proceedings. . There are no proceedings or investigations pending or, to the Seller’s Knowledge, threatened, against such Seller or any Transferred Entity related thereto, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such Seller or any Existing Lessor or Transferred Entity related thereto or any of their respective properties (A) that reasonably could be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Operative Agreements, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Operative Agreements, (C) seeking any determination or ruling that reasonably could be expected to adversely affect the performance by such Seller or such Transferred Entity of any of its obligations under, or the validity or enforceability of, this Agreement or any of the other Operative Agreements, (D) that reasonably could be expected to have a material adverse effect on such Seller, the relevant Purchaser, Aircastle or such Transferred Entity or any of the related Aircraft or Leases, or any other Purchased Assets of such Seller or such Transferred Entity or (E) that relate to any Aircraft, Transferred Entity or Lease.

Section 5.07.  No Consents.  Neither such Seller nor any Transferred Entity related thereto is required to obtain any Third Party Consent or Governmental Consent which is required to be made or obtained by such Person in connection with the execution, delivery and performance by such Person of this Agreement and the other Operative Agreements to which such Person is a Party and the consummation of the transactions contemplated hereby and thereby.

Section 5.08.  Tax Matters.

(a)  Such Seller of Equity Interests and each Transferred Entity related thereto has filed on a timely basis (or, with respect to Tax Returns respecting periods ending on or before the Transfer Date for a Transferred Entity, that do not have to be filed on or before such Transfer Date, will file on a timely basis) all income and other material Tax Returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed with respect to all periods ending on or before the applicable Transfer Date for each Transferred Entity, no Transferred Entity is liable for Taxes payable by any other Person and each Transferred Entity has paid all Taxes, assessments and other governmental charges shown as due on any such Tax Return. All such Tax Returns were, or when filed will be, true, complete and correct in all material respects.

(b)  No jurisdiction in which such Seller of Equity Interests and each Transferred Entity related thereto has not filed a specific Tax Return has asserted that such Seller or such Transferred Entity is required to file such Tax Return in such jurisdiction. Schedule 1 lists all jurisdictions in which such Transferred Entity files any Tax Returns and indicates in the case of income, franchise and doing business Tax filings whether such filings are made on a consolidated, combined or unitary basis and, if applicable, the allocation or apportionment factors for the most recent taxable year for which Tax filings have been made.

(c)  No tax lien or similar Lien has been filed, and no claim is being asserted, with respect to any Tax, assessment or other governmental charge payable by such Seller of Equity Interests or by a Transferred Entity related thereto.

(d)  Such Seller of Equity Interests and each Transferred Entity related thereto has complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, paid over to the proper governmental authorities all amounts withheld.

(e)  No related Transferred Entity has requested (and no request has been made on its behalf for) any extension of time within which to file any Tax Return. No related Transferred Entity has executed any outstanding waivers or comparable consents

(f)  regarding the application of the statute of limitations for any Taxes or Tax Returns (and no extensions have been executed on such Transferred Entity’s behalf).

(g)  No audits or other administrative proceedings or court proceedings are presently pending or to the knowledge of such Seller of Equity Interests threatened with regard to any Taxes or Tax Returns of such Seller or any Transferred Entity related thereto.

(h)  No power of attorney currently in force has been granted by such Seller of Equity Interests or any Transferred Entity related thereto concerning any Tax matter.

(i)  Neither such Seller of Equity Interests nor any Transferred Entity related thereto has received any written ruling of a taxing authority relating to Taxes payable by such Transferred Entity, or any other written and legally binding agreement with a taxing authority relating to any such Taxes.

(j)  Such Seller of Equity Interests and each Transferred Entity related thereto has made available (or, in the case of Tax Returns to be filed on or before the Closing Date, will make available) to the applicable Purchaser complete and accurate copies of all of such Seller’s material Tax Returns and all Tax Returns of each Transferred Entity (including the associated work papers related to all such Tax Returns) filed by or on behalf of such Seller of Equity Interests and each Transferred Entity related thereto for all taxable years ending on or prior to the Closing.

(k)  The relevant Transferred Entity does not now have and did not formerly have any employees or subsidiaries.

(l)  The relevant Transferred Entity is, and has been since its inception, an entity disregarded from its owner for United States federal income tax purposes.

Section 5.09.  Compliance with Laws.   Such Seller and each Transferred Entity related thereto is not in violation of or in default under any Law applicable to any Aircraft Asset related to such Seller. Neither such Seller nor any Transferred Entity related thereto is engaged in or has engaged in any course of conduct that reasonably could be expected to subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar Laws, whether foreign or domestic.

Section 5.10.  [Intentionally Omitted]

Section 5.11.  Lease Documents

. The Lease Documents listed in Schedule 2 constitute the whole agreement between the relevant lessor and the relevant Lessee relating to the applicable Aircraft and include a complete list (other than the other Operative Agreements) of all amendments, supplements, side letters, novations, and written consents, approvals and waivers relevant to the Lease, and there are no oral waivers in effect that would modify or amend the terms thereof. The provisions of any Lease for each applicable Aircraft (or Transferred Entity related thereto) sold hereunder by such Seller relating to the granting of any Security Deposit thereunder remain in full force and effect. No event has occurred or act or thing has been done or omitted to be done by such Seller or applicable Transferred Entity pursuant to which or as a result of which the Lease (if any) for any Aircraft can be terminated or the obligations of any Party thereunder would be rendered invalid or unenforceable. There are no claims which have been asserted by the Lessee of the applicable Aircraft against GAP, GAIF, any Seller, any Existing Lessor or any Transferred Entity or any Affiliate of any thereof related thereto arising out of the relevant Lease. Except as set forth in Schedule 6, (a) the applicable Aircraft is not subject to any sub-lease from the relevant Lessee and (b) there are no exceptions to the relevant Lessee’s unqualified acceptance of the applicable Aircraft under any applicable Lease. Prior to any Transfer, the applicable Seller or Existing Lessor shall have paid to the relevant Lessee all amounts then due and payable to such Lessee. The information and statements as to and relating to each Aircraft on Schedules 1 and 2 are complete and correct.

To such Seller’s Knowledge, there are no Lessee Encumbrances (other than Permitted Encumbrances) related to any Aircraft owned by such Seller or any Transferred Entity related thereto.

Section 5.12.  Permits.  Save to the extent that same is the responsibility of the Lessee under the relevant Lease, the relevant Transferred Entity has obtained and is maintaining all Permits necessary to enable it to own the relevant Aircraft and otherwise carry on its business as currently conducted and all such Permits are in full force and effect.

Section 5.13.  Title and Equity Interests.

(a)  Equity Interests. Such BI Seller has full legal and beneficial title to the Equity Interests in each Transferred Entity that is being sold by such BI Seller hereunder, free and clear from any Liens, and each such Transferred Entity has (i) except in the case of any Leasing Intermediary, full legal and beneficial title to each Aircraft that is indicated on Schedule 1 as being owned thereby, free and clear from any Liens other than Permitted Encumbrances, (ii) full legal and beneficial title to the Equity Interests in any other Transferred Entity that is indicated on Schedule 1 as being owned thereby, free and clear from any Liens, and the sale of such Equity Interests is not voidable or otherwise subject to rescission by reason of any claim of any other Person (including any prior transferor thereof or of the related Aircraft or any Person acting on behalf of or claiming through any such transferor) and (iii) full ownership of the Equity Interests, beneficially and of record, free and clear of all Liens, and the Equity Interests are duly authorized, validly issued, outstanding, fully paid and nonassessable. The sale of such Equity Interests contemplated hereby constitutes a valid and final transfer of such Equity Interests to the Purchaser thereof and after Delivery of such Equity Interests such BI

(b)  Seller shall retain no right, title or interest in such Equity Interests. Except as otherwise disclosed on Schedule 2, no options to purchase any BI Aircraft or to extend or terminate the relevant Lease have been exercised on or before the Closing Date by the relevant Lessee under the relevant Lease. The information provided by such BI Seller to the applicable BI Purchaser as to the identities of all of the Transferred Entity’s predecessors in title to such BI Aircraft thereof is complete and accurate. To Seller’s Knowledge, there are no Lessee Encumbrances (other than Permitted Encumbrances) related to any Aircraft owned by such BI Seller or any Transferred Entity related thereto.

(c)  Membership Interests. With respect to only the transfer of the Membership Interests in GAP 21, Gap 22 or the GAP Conversion Party, GAIF has full legal and beneficial title to 100% of the outstanding Membership Interests in GAP 21, GAP 22 or GAP Conversion Party (as the case may be), free and clear from any Liens, and each such entity has (i) in the case of GAP 21, the right to purchase the Accelerated ERF Aircraft (other than the Aircraft with manufacturer’s serial number 35233) pursuant to the Boeing Freighter Purchase Agreement, (ii) in the case of GAP 22, the right to purchase the Accelerated ERF Aircraft with manufacturer’s serial number 35233 pursuant to the Boeing Freighter Purchase Agreement, (iii) in the case of the GAP Conversion Party, the right to have the Accelerated BCF Aircraft reconfigured from passenger configuration to cargo configuration pursuant to the Boeing Conversion Contract and (iv) full ownership of such Membership Interests, beneficially and of record, free and clear of all Liens other than any Purchaser Encumbrance, and such Membership Interests are duly authorized, validly issued, outstanding, fully paid and nonassessable. With respect to only the transfer of the Membership Interests in GAP 21, Gap 22 or the GAP Conversion Party, the sale of such Membership Interests contemplated hereby constitutes a valid and final transfer of such Membership Interests to the Purchaser thereof and after Delivery of such Membership Interests GAIF shall retain no right, title or interest in such Membership Interests.

(d)  Independent Aircraft. Such Seller has full legal and beneficial title to the applicable Aircraft, free and clear from any Liens other than Permitted Encumbrances, and the Bill of Sale is effective to convey good and valid title to the applicable IA Purchaser with respect to such Aircraft and the transfer of such Aircraft hereunder is not voidable or otherwise subject to rescission by reason of any claim of any other Person (including any prior transferor thereof or any Person acting on behalf of or claiming through any such transferor). No options to purchase any Aircraft sold hereunder by such Seller or to extend or terminate the relevant Lease (if any) have been exercised on or before the Closing Date by the relevant Lessee under the relevant Lease. The information provided by such Seller to the applicable IA Purchaser as to the identities of all of such Seller’s predecessors in title to the applicable Aircraft is complete and accurate. The sale of each Aircraft sold hereunder by such Seller constitutes a valid transfer of such Aircraft to the Purchaser thereof and after Delivery of such Aircraft such Seller shall retain no right, title or interest in such Aircraft. To Seller’s Knowledge, there are no Lessee Encumbrances (other than Permitted Encumbrances) related to any Aircraft owned by such IA Seller.

Section 5.14.  Voting.  With respect only to the Transfer of the Membership Interests in GAP 21, GAP 22 or the GAP Conversion Party, there are no voting trusts, membership agreements, proxies or other understandings in effect with respect to the voting or Transfer of any Equity Interests or any of the Membership Interests in GAP 21, GAP 22 or GAP Conversion Party, as applicable.

Section 5.15.  Books and Records.  Complete and accurate copies of any membership register, minute book or stock register with respect to the relevant Transferred Entity have been provided to Aircastle.

Section 5.16.  No Undisclosed Liabilities.  No Transferred Entity related to such Seller has any Liabilities except as disclosed on Schedule 11.

Section 5.17.  Contracts. Schedule 5 sets forth a list of (a) all TE Contracts to which the relevant Transferred Entity is a Party as of the Transfer Date and (b) all IA Contracts to which the relevant IA Seller is a Party and relating to the relevant Independent Aircraft to be transferred hereunder. Except as disclosed in Schedule 5, each relevant TE Contract and IA Contract (i) is legal, valid and binding on the relevant Transferred Entity, in the case of TE Contracts, and on the relevant IA Seller, in the case of IA Contracts, and is in full force and effect in accordance with its terms and (ii) upon completion of the transactions contemplated by this Agreement and the other Operative Agreements, shall continue in full force and effect.

Section 5.18.  No Material Adverse Effect.  To Seller’s Knowledge, there are no facts pertaining to the relevant Aircraft or the related Transferred Entity which reasonably could be expected to result, individually or in the aggregate, in a Material Adverse Effect upon such Transferred Entity (or any Aircraft as to which such relevant Transferred Entity holds the legal and beneficial interest) or with respect to such Aircraft.

Section 5.19.  Brokers.  No broker, finder or agent is entitled to any brokerage fees, finder’s fees or commissions (a) in connection with the transactions contemplated by this Agreement or (b) otherwise related to the relevant Aircraft or Lease (if any), based upon arrangements made by or on behalf of GAIF or any other Seller.

Section 5.20.  No Material Loss.  To Seller’s Knowledge, no Material Loss or event that, with the lapse of time or the making of a determination, reasonably could be expected to become a Material Loss, has occurred or is in existence on such Closing Date in respect of the relevant Aircraft.

Section 5.21.  No Prepaid Rent.  Except for any Basic Rent allocated between a Seller and a Purchaser in accordance with clause (b) of the last sentence of Section 4.08, no rent or other amount that is payable under any relevant Lease or any other Lease Document in respect of the period subsequent to any relevant Closing Date has been prepaid, waived, compromised or forgiven.

Section 5.22.  Performance of All Obligations.  Such Seller and the related Transferred Entity and the relevant Existing Lessor has not breached, or defaulted in respect of their respective obligations, and is not in default, under any Lease Document, IA Contract or TE Contract to which such Seller, Transferred Entity or Existing Lessor (as the case may be) is a party.

Section 5.23.  Special Purpose Representations.  Each Transferred Entity related to such Seller (a) has no, and has never had any, employees and (b) has not at any time since its inception engaged in any business or other activity other than the purchase, financing, ownership and (if applicable) lease of the Aircraft owned by it, in each case as contemplated by the applicable Lease Documents, IA Contracts and/or TE Contracts. With respect to only the transfer of the Membership Interests in GAP 21, Gap 22 or the GAP Conversion Party, each of Guggenheim A320, GAP 21, GAP 22 and/or GAP Conversion Party (a) has no, and has never had any, employees and (b) has not at any time since its inception engaged in any business or other activity, other than the entering into and performance (i) by Guggenheim A320 of the ANA Purchase Agreement, (ii) by GAP 21 (and, in respect of the Aircraft with manufacturer’s serial number 35233, GAP 22) of the Boeing Freighter Purchase Agreement, and (ii) by GAP Conversion Party of the Boeing Conversion Contract.

Section 5.24.  Limited Partnership Agreement. Prior to the date hereof, GAIF has delivered to Aircastle a true, correct and complete copy of the Limited Partnership Agreement for GAIF (the "LP Agreement") by and among Guggenheim Aviation Services, LLC, as general partner (the “General Partner”), and the limited partners signatory thereto (the "Limited Partners"). Neither GAIF nor the General Partner has entered into any side letter, supplement or other agreement that could reasonably be expected to affect in any manner the right of GAIF or the General Partner with respect to Recalled Capital Contributions (as defined in the LP Agreement as in effect on the date hereof). Pursuant to Section 5.24 of the LP Agreement, GAIF has the right to require its partners to make Recalled Capital Contributions (a “Capital Call”) in order to satisfy its obligations under the GAIF Guaranty.

Section 5.25.  Ordinary Course of Business. GAP manages investment funds in the business of buying, selling and leasing aircraft. Accordingly, the Sellers believe that the sales and Transfers contemplated by this Agreement are being consummated in the ordinary course of business of GAP and the entities that it manages.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

.

Each Purchaser, jointly and severally, hereby represents and warrants to each Seller that:

Section 6.01.  Organization and Good Standing.  Such Purchaser is a company duly formed, established or incorporated and validly existing under the laws of its jurisdiction of formation, establishment or incorporation, as applicable, and each has the corporate power to own its assets and carry on its business as it is being conducted.

Section 6.02.  Authorization and Enforceability.  Such Purchaser has the corporate power to execute and perform, and has taken all necessary action to authorize the execution performance and delivery of, this Agreement and the other applicable other Operative Agreements to which it is a Party. The relevant other Operative Agreements to which such Purchaser is a Party have been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery in each case by the other Parties hereto and thereto, will constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by the General Enforceability Exceptions.

Section 6.03.  No Violation.  The entry into and performance by such Purchaser of, and the transactions contemplated by, this Agreement and the other Operative Agreements to which it is a Party do not and will not (i) conflict with any laws binding on such Purchaser; (ii) result in any breach of, or constitute a default under the constitutional documents of such Purchaser; or (iii) result in any breach of, or constitute a default under or result in default under any document which is binding upon such Purchaser or any of its assets.

Section 6.04.  Governing Law.. The provisions of Sections 16.08 and 16.09 concerning Applicable Law, service of process and jurisdiction are valid and binding on such Purchaser under the laws of its jurisdiction of formation or incorporation, as applicable, and no provision of this Agreement or any other applicable Operative Agreement purporting to be binding on such Purchaser is prohibited, unlawful or unenforceable under the laws of the state of formation or incorporation as applicable, of such Purchaser.

Section 6.05.  No Legal Proceedings.  There are no proceedings or investigations pending or, to such Purchaser’s knowledge, threatened, against such Purchaser, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such Purchaser (A) asserting the invalidity of this Agreement or any of the other Operative Agreements, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Operative Agreements, (C) seeking any determination or ruling that reasonably could be expected to materially and adversely affect the performance by such Purchaser or any of its obligations under, or the validity or enforceability of, any of the other Operative Agreements or (D) that reasonably could be expected to have a Material Adverse Effect on such Purchaser or any of the related Aircraft or Leases.

Section 6.06.  No Consents.  Such Purchaser is not required to obtain any Third Party Consent or Governmental Consent which is required to be made or obtained by such Person in connection with the execution, delivery and performance by such Person of this Agreement and the other Operative Agreements to which such Person is a Party and the consummation of the transactions contemplated hereby and thereby, which, if not made or obtained, would result in a material violation of any material Law or any material liability to such Person or which would prohibit the consummation of the transactions contemplated hereby and thereby.

Section 6.07.  Brokers. No broker, finder or agent is entitled to any brokerage fees, finder’s fees or commissions in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Aircastle or any Purchaser.

ARTICLE VII
COVENANTS OF THE SELLERS

Section 7.01.  Covenants of the Sellers.

Each Seller covenants and agrees that from the date hereof through the later of Closing or Delivery of the Purchased Assets that it shall Transfer hereunder (unless Aircastle shall otherwise consent or approve in writing), such Seller shall not:

(a)  Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of (i) any of its or any related Transferred Entity’s equity interests, (ii) any securities convertible into its or any related Transferred Entity’s equity interests, or (iii) any rights, warrants, calls, subscriptions or options to acquire its or any related Transferred Entity’s equity interests;

(b)  Amend any of its or any related Transferred Entity’s Organizational Documents or Governance Documents;

(c)  Except in connection with the Transfer of the Independent Aircraft or Equity Interests in the Transferred Entities hereunder, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of the Purchased Assets to be Transferred by such Seller hereunder;

(d)  Amend, modify, terminate or grant any waiver under, any material term or condition of any material Contract to which it or any related Transferred Entity is a party; or

(e)  Knowingly take any action or omit to take any action that would cause the representations and warranties of such Seller contained in Article V to be untrue or incorrect in any material respect.

Section 7.02.  Conduct of Business.  Each Seller will cause the businesses of the Transferred Entities that it shall Transfer hereunder to be conducted only in the ordinary course consistent with past practice. In addition to, and without limiting the generality of the foregoing:

(a) each Seller will not, and will cause its Affiliates (including, without limitation, each Transferred Entity) not to, (i) enter into any amendment, modification, waiver, supplement, side letter or other document with respect to any Lease Document, IA Contract or TE Contract, (ii) terminate any Lease Document, IA Contract or TE Contract, (iii) enter into any restructuring or amendment discussions with any Lessee or with respect to any IA Contract or TE Contract, (iv) enter into any Contract or (v) agree to make any payments to Lessees in respect of maintenance performed on an Aircraft, in each case without the written consent of Aircastle;

(b) except to the extent required by Applicable Law, each Seller will cause the books and records of their businesses and the business of any Transferred Entity that it shall Transfer hereunder to be maintained in the usual, regular and ordinary manner; and

(c) each Seller will cause each Transferred Entity that it shall Transfer hereunder to com-ply with all Applicable Laws, and promptly following receipt thereof to give Aircastle copies of any formal or informal notice received from any Governmental Entity or regulatory authority or other Person alleging any violation or potential violation of any such Applicable Law.

Section 7.03.  Efforts to Consummate.  Each Seller shall use Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with Applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions  contemplated hereby with respect to such Seller. Without limiting the generality of the foregoing, prior to any Closing hereunder, each Seller shall give all material notices, make all material required filings with, or applications to, Government Entities and use Reasonable Efforts to obtain all material Third Party Consents and Governmental Consents necessary for the Parties to consummate the transactions contemplated hereby with respect to such Seller. In addition, each Seller agrees to use Reasonable Efforts to cause the conditions set forth in Article X and Section 11.02 to be satisfied and to consummate the transactions contemplated hereby with respect to such Seller.

Section 7.04.  Schedules Updates.  To the extent that a Seller or any Affiliate thereof becomes aware of any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Schedules to this Agreement or that is otherwise necessary to correct any information in such Schedules that has been rendered inaccurate thereby, then such Seller shall promptly supplement or amend the Schedules to this Agreement (and provide copies of such supplements or amendments to Aircastle). For purposes of determining the completion and accuracy of the representations and warranties of any particular Seller contained in Article V, the Schedules delivered by GAIF and each such Seller shall be deemed to include that information contained therein on the date of this Agreement and also any information contained in any subsequent supplement or amendment thereto delivered on or before any Closing thereunder (collectively, the “Schedules Updates”) if (a) such amendment or supplement (i) only includes matters arising after the date of this Agreement, (ii) such amendment or supplement only relates to representations and warranties made in respect of Closings to occur after such amendment or supplement (and, accordingly, do not cure any representation or warranty made as of the date of this Agreement or with respect to a Closing which occurred prior to such amendment or supplement) and (iii) such amendment or supplement does not disclose any information that is in any way materially adverse to Aircastle, any Purchaser, any Transferred Entity or any Aircraft or (b) if Aircastle approves in writing such Schedules Update.

Section 7.05.  Regulatory Filings.  Each Seller shall (i) make any filings required of it or any of its respective Affiliates under the HSR Act and other antitrust Laws applicable to the transactions contemplated hereby as promptly as practicable following the date hereof, (ii) comply at the earliest reasonable practicable date with any request under the HSR Act or other antitrust Laws for additional information, documents, or other materials received by it or any of its respective Affiliates from the FTC, or any other Government Entity in respect of such filings or such transactions, and (iii) cooperate with each Purchaser in connection with any such filing (including, to the extent permitted by Applicable Law, providing copies of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC or other Government Entity under any antitrust Laws with respect to any such filing or such transaction. Each Seller shall use Reasonable Efforts to furnish to Aircastle all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement. Notwithstanding anything contained herein, in no event shall Aircastle or any Purchaser be required to divest any of its assets in order to obtain necessary approvals under the HSR Act or other antitrust Laws.

Section 7.06.  Exclusivity.  During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 13.09, neither GAIF nor any other Seller nor any of their respective Affiliates shall take, or permit any other Person on its behalf to take, any action to encourage, initiate or engage in discussions or negotiations with, or provide any confidential information to, any Person (other than Aircastle and the other Purchasers and their respective Affiliates) concerning any sale or purchase of the Purchased Assets, any merger or recapitalization involving GAIF or any other Seller or any of their respective Subsidiaries, any sale of all or substantially all of the assets of GAIF or any other Seller or any of their respective Subsidiaries or similar transaction involving GAIF or any other Seller or any of their respective Subsidiaries (other than assets sold in the ordinary course of business). GAIF shall, and shall cause each other Seller and their respective officers, directors, agents and representatives to, terminate any and all negotiations or discussions with any third party regarding any proposal concerning any sale or purchase of the Purchased Assets, any merger or recapitalization involving GAIF or any other Seller or any of their respective Subsidiaries, any sale of all or substantially all of the assets GAIF or of any other Seller or any of their respective Subsidiaries or other similar transaction.

Section 7.07.  Company Press Releases and Public Disclosure

. Neither GAIF nor any other Seller shall, without the prior written consent of Aircastle, or except as required by Law (including any U.S. Federal Securities Laws) or any stock exchange, issue any press release or otherwise make any public statement or other public disclosure regarding this Agreement, the other Operative Agreements or any of the transactions contemplated hereby or thereby.

Section 7.08.  Financing Assistance

. Each Seller acknowledges that the Purchasers may finance their acquisition of Aircraft and Transferred Entities with funds raised from third party lenders and, accordingly, each Seller agrees to use Reasonable Efforts to (a) enter into and cause the applicable Lessees to enter into Lessee Notices and Acknowledgements in respect of such financing and (b) cause Lessees to include financing parties as beneficiaries of insurance policies in a manner reasonably requested by Aircastle. Notwithstanding the foregoing, the transactions contemplated by this Agreement shall not be conditioned upon or subject to the receipt by the Purchasers of any debt financing and the failure of any Purchaser to complete any debt financing shall in no event excuse the performance of such Purchaser of its obligations under this Agreement.

Section 7.09.  Further Assurances.  Each Seller agrees to execute and deliver such instruments, and take such other actions, as reasonably may be required, whether prior to, at or after any Closing hereunder, to carry out the terms and to satisfy the conditions of this Agreement and the other Operative Agreements to which each of them, respectively, is a Party and to consummate the transactions contemplated hereby and thereby.

Section 7.10.  Know Your Customer.  Each of the Sellers shall (i) ensure that no Person who owns a controlling interest in or otherwise controls such Seller or any Transferred Entity is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not violate any of the foreign asset control regulations of OFAC or any enabling statue or Executive Order relating thereto, and (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended. As required by federal law, Seller may need to obtain, verify and record certain customer identification information and documentation in connection herewith.

Section 7.11.  Limited Partnership.  Each of the Sellers agrees that (i) in the event (A) the Seller Accelerated Payments LOC Amount is insufficient to pay any and all amounts owing to any Purchaser or any other Purchaser Indemnified Party under Section 4.09 of this Agreement, (B) the Seller General LOC Amount is insufficient to pay any and all amounts owing to any Purchaser or any other Purchaser Indemnified Party under any provisions of this Agreement, the GAIF Guaranty or any other Operative Agreement or (C) any Seller or GAIF is obligated to pay any amount to any Purchaser or any other Purchaser Indemnified Party under, in respect of, this Agreement, the GAIF Guaranty or any other Operative Agreement (and such Seller or GAIF do not have sufficient funds to pay in full such amount), then GAIF shall exercise its right to make a Capital Call upon the Limited Partners in order to obtain the funds necessary to pay to the relevant Purchaser or Purchaser Indemnified Parties, as the case may be, such amounts, (ii) it shall cause GAIF and the General Partner to continue to exist and be in good standing, (iii) it shall take no action, nor fail to take any action, that could reasonably be expected to result in the dissolution of GAIF prior to the Tail Period that applies to the last Closing hereunder (or, if later and if any claim has been made by a Purchaser under this Agreement or any other Seller Document prior to the end of such Tail Period, after such claim has been paid in full) and (iv) none of the parties to the LP Agreement shall terminate the LP Agreement, or amend modify, or permit to be amended or modified, any terms of the LP Agreement or enter into any side letter or other arrangement that would prevent the General Partner from, or otherwise adversely affect its ability to, make a Capital Call on the Limited Partners in accordance with the terms of the LP Agreement as in effect on the date hereof.

Section 7.12.  Drawings under Seller General LOC.  Each of the Sellers agrees (a) that if any Seller or GAIF is obligated to pay any amount to any Purchaser or any other Purchaser Indemnified Party under, or in respect of, this Agreement, the GAIF Guaranty or any other Operative Agreement and such Seller or GAIF do not have sufficient funds to pay in full such amount, then the Sellers will cause GAIF to draw down under the Seller General LOC an amount sufficient to pay such amount, (b) to cause GAIF not to draw down under the Seller General LOC except to satisfy its obligations to any Purchaser or any other Purchaser Indemnified Party under this Agreement and (c) to cause the Seller General LOC to remain effective and outstanding in an amount equal to the Seller General LOC Amount until the first anniversary after the conversion of the last Accelerated BCF Aircraft from passenger to freighter configuration in accordance with the Boeing Conversion Contract.

Section 7.13.  Exceptions to Acceptance Certificates.  Each of the Sellers agrees that, notwithstanding the sale of any Purchased Asset hereunder, it shall be responsible for, and shall comply with, the obligations of the applicable Existing Lessors in respect of the exceptions to the acceptance certificates described in Schedule 6.

Section 7.14.  Calyon Financing Facility.  Upon the request of the applicable Purchaser, GAP 21 shall use commercially reasonable efforts to cause Calyon to keep in place the pre-delivery financing in respect of such Accelerated ERF Aircraft (the “Calyon Financing Facility”).

ARTICLE VIII
COVENANTS OF THE PURCHASERS

Section 8.01.  Efforts to Consummate.  Each Purchaser shall use Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with Applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby with respect to such Purchaser, including, without limitation, at the request of GAIF, the entering into of the ANA Purchase Agreement Assignment, the Boeing Conversion Contract Assignment and the Boeing Freighter Purchase Agreement Assignment subject to such agreements being reasonably satisfactory to the applicable Purchaser. Without limiting the generality of the foregoing, each Purchaser shall cooperate with each Seller to give all notices, make all material required filings with or applications to Government Entities and use Reasonable Efforts to obtain all material Consents of all third parties, including Government Entities necessary for the Parties to consummate the transactions contemplated herein with respect to such Purchaser. Each Purchaser will promptly use Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to promptly provide any Government Entity or any and all information reasonably requested in connection therewith. In addition, each Purchaser agrees to use Reasonable Efforts to cooperate with GAIF and each Seller in connection with the foregoing, including using Reasonable Efforts to cause the conditions set forth in Article IX and Section 11.03 to be satisfied and to consummate the transactions contemplated herein with respect to such Purchaser.

Section 8.02.  Purchaser Press Releases and Public Disclosure. The Purchasers shall not, without the prior written consent of GAIF, or except as required by Law (including any U.S. Federal Securities Laws) or any stock exchange, issue any press release or otherwise make any public statement or other public disclosure regarding this Agreement, the other Operative Agreements or any of the transactions contemplated hereby or thereby.

Section 8.03.  Regulatory Filings.  Each Purchaser shall (i) make any filings required of it or any of its respective Affiliates under the HSR Act and other antitrust Laws applicable to the transactions contemplated hereby as promptly as practicable following the date hereof, (ii) comply at the earliest reasonable practicable date with any request under the HSR Act or other antitrust Laws for additional information, documents, or other materials received by it or any of its respective Affiliates from the FTC, or any other Government Entity in respect of such filings or such transactions, and (iii) cooperate with each Seller in connection with any such filing (including, to the extent permitted by Applicable Law, providing copies of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC or other Government Entity under any antitrust Laws with respect to any such filing or such transaction. Each Purchaser shall use Reasonable Efforts to furnish to GAIF and each other Seller all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement. Notwithstanding anything contained herein, in no event shall Aircastle or any Purchaser be required to divest any of its assets in order to obtain necessary approvals under the HSR Act or other antitrust Laws.

Section 8.04.  Further Assurances.  Aircastle and each of the other Purchasers agrees to execute and deliver such instruments, and take such other actions, as reasonably may be required, whether prior to, at or after any Closing hereunder, to carry out the terms and to satisfy the conditions of this Agreement and the other Operative Agreements to which each of them, respectively, is a Party and consummate the transactions contemplated hereby and thereby.

Section 8.05.  Know Your Customer.  Each Purchaser shall (i) ensure that no Person who owns a controlling interest in or otherwise controls such Purchaser is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (ii) not violate any of the foreign asset control regulations of OFAC or any enabling statue or Executive Order relating thereto, and (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended. As required by federal law, Seller may need to obtain, verify and record certain customer identification information and documentation in connection herewith.

ARTICLE IX
CONDITIONS PRECEDENT - SELLERS

Section 9.01.  Conditions Precedent - Any Seller.  The obligations of any Seller to sell, Transfer or Deliver any Purchased Asset at any Closing hereunder are subject to the satisfaction of the following express conditions precedent on or prior to the Closing Date, subject to the right of GAIF and such other Seller to waive any condition pursuant to Section 10.06:

(a)  Delivery. GAIF and such other Seller shall have received, or waived delivery of, the items referred to in Section 11.03.

(b)  Certifications. Except as expressly contemplated by this Agreement, the representations and warranties of each Purchaser contained in this Agreement and of Aircastle in the Aircastle Guaranty shall be complete and correct in all material respects as of the Closing with the same force and effect as though made on and as of the Closing. Each Purchaser shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by such Purchaser on or prior to the Closing.

ARTICLE X
CONDITIONS PRECEDENT - PURCHASERS

Section 10.01.  Conditions Precedent to Purchase of Equity Interests.  The obligation of any Purchaser to purchase the Equity Interests of any Transferred Entity at any Closing hereunder is subject to satisfaction of the following express conditions precedent on or prior to the Closing Date (and all documentation, certificates and opinions described below shall be in form and substance reasonably satisfactory to the applicable Purchaser), subject to the right of such Purchaser to waive any condition pursuant to Section 10.06:

(a)  Delivery. Aircastle and such other Purchaser shall have received, or waived delivery of, the documents referred to in Section 11.02 and the documents or evidence of the satisfaction of the additional conditions precedent referred to in Exhibit E-1 in connection with the Deliveries of the related BI Aircraft. For each BI Aircraft owned by such Transferred Entity, or any direct or indirect Subsidiary thereof, (A) an original of the applicable Lease (together with the related Lease Assignment Documents) and (B) all originals in the possession of such Transferred Entity and/or such Seller of each other Lease Document or BI Contract related to such Aircraft or Transferred Entity (otherwise a copy certified to be complete and correct) shall be delivered to Aircastle on or prior to the Closing Date;

(b)  Certifications. Except as expressly contemplated by this Agreement, the representations and warranties of the applicable Seller contained in this Agreement and of GAIF in the GAIF Guaranty shall be complete and correct in all material respects as of the Closing with the same force and effect as though made on and as of the Closing and Aircastle shall have received a certificate from such Seller and GAIF to such effect. GAIF and the relevant BI Seller shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement and the GAIF Guaranty to be performed or complied with by GAIF and the relevant BI Seller on or prior to the Closing. Aircastle shall have received a certification from the BI Seller (in form and substance, reasonably satisfactory to Aircastle) dated the Closing Date to the effect that such Transferred Entity has full, direct or indirect, legal (beneficial) title to each BI Aircraft owned thereby, free and clear from any and all Liens other than Permitted Encumbrances. All the conditions precedent contained in the Lessee Notice and Acknowledgement for such BI Aircraft shall have been satisfied (and the representations and warranties therein shall be complete and correct in all material respects) and Aircastle shall have received a certification from the BI Seller to such effect;

(c)  No Default. No Material Lease Default shall have occurred and be continuing as of the Closing Date with respect to the Lease related to the BI Aircraft owned by such Transferred Entity;

(d)  Return of Security Deposit and Maintenance Reserve. Aircastle shall have received payment in full of the Security Deposit and the Maintenance Reserve Transfer Amount with respect to each BI Aircraft owned by such Transferred Entity, in the case of a Security Deposit, if the Security Deposit held under the Lease for any BI Aircraft owned by such Transferred Entity is in the form of a letter of credit, guarantee or other instrument, the BI Seller shall have caused such letter of credit, guarantee or other instrument to be duly endorsed, amended or reissued in favor of such Transferred Entity (if it is not already);

(e)  Consents. Aircastle shall have received evidence reasonably acceptable to Aircastle and each of the Purchasers that all Governmental Consents necessary in the state or country of incorporation or formation of GAIF, the BI Seller, such Transferred Entity, and any direct or indirect Subsidiary thereof, and any other relevant jurisdiction (including the domicile of any applicable Lessee) and the relevant State of Registration of each applicable BI Aircraft for any matter or thing contemplated by this Agreement and the other Operative Agreements for such BI Aircraft. Aircastle shall have also received evidence reasonably acceptable to Aircastle and each of the Purchasers that all required Third Party Consents have been obtained;

(f)  Schedules. The Purchaser shall have received (i) the applicable Schedules Updates, if any, with respect to the relevant Transferred Entity, which comply with Section 7.04 and either (x) do not disclose information that is in any way materially adverse to Aircastle, any Purchaser, any Transferred Entity, any Aircraft or any Lease or (y) have been consented to in writing by Aircastle and (ii) each of the documents with respect to such Transferred Entity required to be delivered on or prior to the relevant Delivery Date pursuant to Section 11.02;

(g)  Condition of Aircraft. In the case of any Expected Condition Aircraft, the Aircraft owned by the relevant Transferred Entity shall be in a condition no less favorable to the applicable Purchaser than the condition set forth for such Aircraft on Schedule 7;

(h)  Transfer Taxes. The Delivery Location of the Aircraft owned by the relevant Transferred Entity shall be an Approved Delivery Location;

(i)  Leasing Intermediaries. In the case of the purchase of any Transferred Entity which owns a Leasing Intermediary Aircraft, the applicable Seller (or, if different, the owner of the related Leasing Intermediary) shall have assigned to the applicable Purchaser the Equity Interests in the related Leasing Intermediary free and clear of all Liens pursuant to an Assignment of Equity Interests;

(j)  Novation Aircraft. In the case of any Novation Aircraft, the Lease related thereto shall be novated or assigned pursuant to a Lease Novation or Assignment of Lease (as the case may be); and

(k)  Purchaser LOC Reduction. GAIF shall have executed and delivered to the Purchaser LOC Bank a certificate requesting that the Purchaser LOC Amount be reduced by four percent (4%) of the Unadjusted Aircraft Purchase Price with respect to the applicable BI Aircraft.

Section 10.02.  Conditions Precedent to Purchase of Independent Aircraft.   The obligation of any Purchaser to purchase any Independent Aircraft at any Closing hereunder is subject to satisfaction of the following express conditions precedent on or prior to the Closing Date (and all documentation, certificates and opinions described below shall be in form and substance reasonably satisfactory to the applicable Purchaser), subject to the right of such Purchaser to waive any condition pursuant to Section 10.06:

(a)  Delivery. Aircastle shall have received (in each case, in form and substance, satisfactory to Aircastle) the documents referred to in Section 11.02 and the documents or evidence of the satisfaction of the additional conditions precedent referred to in Exhibit E-2 in connection with the Delivery of such Aircraft. For such Independent Aircraft, (A) an original of the applicable Lease (together with the related Lease Assignment Documents) and (B) all originals in the possession of such Seller of each other Lease Document or IA Contracts related to such Independent Aircraft (otherwise a copy certified to be complete and correct) shall be delivered to Aircastle on or prior to the Closing Date;

(b)  Certifications. Except as expressly contemplated by this Agreement, the representations and warranties of the applicable Seller contained in this Agreement and of GAIF in the GAIF Guaranty shall be complete and correct in all material respects as of the Closing with the same force and effect as though made on and as of the Closing and Aircastle shall have received a certificate from such Seller and GAIF to such effect. GAIF and the relevant Seller shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement and the GAIF Guaranty to be performed or complied with by GAIF and the relevant Seller on or prior to the Closing. Aircastle shall have received a certification from the IA Seller (in form and substance, reasonably satisfactory to Aircastle) dated the Closing Date to the effect that such IA Seller has good and marketable title to the applicable Independent Aircraft free and clear from any and all Liens other than Permitted Encumbrances. All the conditions precedent contained in the Lessee Notice and Acknowledgement for such Independent Aircraft shall have been satisfied (and the representations and warranties therein shall be complete and correct in all material respects) and Aircastle shall have received a certification from the IA Seller to such effect;

(c)  No Default. No Material Lease Default shall have occurred and be continuing as of the Closing with respect to the Lease related to such Independent Aircraft;

(d)  Return of Security Deposit and Maintenance Reserve. Aircastle shall have received payment in full of the Security Deposit and the Maintenance Reserve Transfer Amount with respect to such Independent Aircraft, or, in the case of a Security Deposit, if the Security Deposit held under the Lease for such Independent Aircraft is in the form of a letter of credit, guarantee or other instrument, the IA Seller with respect to such Independent Aircraft shall have caused such letter of credit, guarantee or other instrument to be duly endorsed, amended or reissued in favor of the applicable Purchaser;

(e)  Consents. Aircastle shall have received evidence reasonably acceptable to Aircastle and each of the Purchasers that all Governmental Consents necessary in the state or country of incorporation or formation of GAIF, the BI Seller, and any direct or indirect Subsidiary thereof, and any other relevant jurisdiction (including the domicile of any applicable Lessee) and the relevant State of Registration of each applicable Independent Aircraft for any matter or thing contemplated by this Agreement and the other Operative Agreements for such Independent Aircraft. Aircastle shall have also received evidence reasonably acceptable to Aircastle and each of the Purchasers that all required Third Party Consents have been obtained;

(f)  Schedules. The Purchaser shall have received (i) the applicable Schedules Updates, if any, with respect to such Independent Aircraft, which comply with Section 7.04 and either (x) do not disclose information that is in any way materially adverse to Aircastle, any Purchaser, any Transferred Entity, any Aircraft or any Lease or (y) have been consented to in writing by Aircastle ; (ii) the chattel paper original of the Lease and the Assignment of Lease or Lease Novation, as applicable, for such Independent Aircraft; and (iii) each of the documents with respect to such Independent Aircraft required to be delivered on or prior to the relevant Delivery Date pursuant to Section 11.02;

(g)  Condition of Aircraft. In the case of any Expected Condition Aircraft, such Independent Aircraft shall be in a condition no less favorable to the applicable Purchaser than the condition set forth for such Aircraft on Schedule 7;

(h)  Transfer Taxes. The Delivery Location of such Independent Aircraft shall be an Approved Delivery Location; and

(i)  Purchaser LOC Reduction. GAIF shall have executed and delivered to the Purchaser LOC Bank a certificate requesting that the Purchaser LOC Amount be reduced by four percent (4%) of the Unadjusted Aircraft Purchase Price with respect to the applicable Aircraft.

Section 10.03.  Additional Conditions - Accelerated A320 Purchase Price. The obligation of the applicable Purchaser to pay to the applicable Seller the Accelerated A320 Purchase Price in respect of any Accelerated A320 Aircraft at any Closing hereunder in accordance with Section 2.01(b) is subject to satisfaction of the following express conditions precedent on or prior to Closing Date (and all documentation, certificates and opinions described below shall be in form and substance reasonably satisfactory to the applicable Purchaser), subject to the right of such Purchaser to waive any condition pursuant to Section 10.06:

(a)  ANA Purchase Agreement. Such Purchaser shall have been provided with the ANA Purchase Agreement and the other ANA Purchase Agreement Documents, and such Purchaser shall have confirmed in writing that the ANA Purchase Agreement and the other ANA Purchase Agreement Documents are in form and substance reasonably satisfactory to such Purchaser;

(b)  No Default. Neither Guggenheim A320 nor any Affiliate thereof shall be in breach of any of its obligations, or otherwise be in default, under the ANA Purchase Agreement;

(c)  ANA Purchase Agreement Assignment. The ANA Purchase Agreement Assignment with respect to such Accelerated A320 Aircraft shall have been duly executed and delivered by the parties thereto;

(d)  Other CPs. Such Purchaser shall have received, or waived delivery of, the documents referred to in Section 11.02 and the documents referred to in Exhibit E-1 in respect of such Accelerated A320 Purchase;

(e)  Certification. Except as expressly contemplated by this Agreement, the representations and warranties of the applicable Seller contained in this Agreement shall be complete and correct in all material respects as of such Closing with the same force and effect as though made on and as of such Closing;

(f)  Compliance. Such Seller shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by such Seller on or prior to such Closing;

(g)  Consents. Such Purchaser shall have received evidence reasonably acceptable to it that all Governmental Consents necessary in the state or country of incorporation or formation of such Purchaser, Guggenheim A320, ANA and any other relevant jurisdiction for any matter or thing contemplated by this Agreement have been obtained. Such Purchaser shall have also received evidence reasonably acceptable to it that all required Third Party Consents (including, without limitation, any required consent of ANA) have been obtained;

(h)  Schedules. Such Purchaser shall have received the applicable Schedules Updates, if any, which comply with Section 7.04 and either (x) will not disclose information that is in any way materially adverse to any Purchaser or (y) have been consented to in writing by Aircastle;

(i)  Seller Accelerated Payments LOC. The Seller Accelerated Payments LOC shall have been issued in favor of Aircastle with a face amount at least equal to the then Seller Accelerated Payments LOC Amount;

(j)  Outside Date. The Closing in respect of such Accelerated A320 Aircraft shall occur no later than September 30, 2007 (or such later date as the applicable Seller and the applicable Purchaser may mutually agree); and

(k)  Purchaser LOC Reduction. GAIF shall have executed and delivered to the Purchaser LOC Bank a certificate requesting that the Purchaser LOC Amount be reduced by four percent (4%) of the Unadjusted Aircraft Purchase Price with respect to the applicable Aircraft.

Section 10.04.  Additional Conditions - Accelerated ERF Purchase Price.  The obligation of the applicable Purchaser to pay to the applicable Seller the Accelerated ERF Purchase Price in respect of any Accelerated ERF Aircraft at any Closing hereunder in accordance with Section 2.01(c) is subject to satisfaction of the following express conditions precedent on or prior to such Closing Date (and all documentation, certificates and opinions described below shall be in form and substance reasonably satisfactory to the applicable Purchaser), subject to the right of such Purchaser to waive any condition pursuant to Section 10.06:

(a)  Boeing Freighter Purchase Agreement. Such Purchaser shall have been provided with the Boeing Freighter Purchase Agreement and the other Boeing Freighter Purchase Agreement Documents, and such Purchaser shall have confirmed in writing that the Boeing Freighter Purchase Agreement and the other Boeing Freighter Purchase Agreement Documents are in form and substance reasonably satisfactory to such Purchaser;

(b)  No Default. Neither GAP 21, GAP 22 or any Affiliate thereof shall be in breach of any of its obligations, or otherwise be in default, under the Boeing Freighter Purchase Agreement.

(c)  Boeing Freighter Purchase Agreement Assignment. Unless such Purchaser is purchasing 100% of the Membership Interest in GAP 21 or GAP 22, the Boeing Freighter Purchase Agreement Assignment with respect to such Accelerated ERF Aircraft shall have been duly executed and delivered by the parties thereto;

(d)  GAP 21 or GAP 22. If such Purchaser is purchasing 100% of the Membership Interest in GAP 21 or GAP 22, then (i) in the case of GAP 21, GAP 21 shall be a party to the Boeing Freighter Purchase Agreement and have the irrevocable right to purchase such Accelerated ERF Aircraft thereunder and (ii) in the case of GAP 22, GAP 21 shall have irrevocably nominated GAP 22 to take delivery of the aircraft with manufacturer serial number 35233 and Boeing shall have provided an acknowledgement thereof;

(e)  Other CPs. Such Purchaser shall have received, or waived delivery of, the documents referred to in Section 11.02 and the documents referred to in Exhibit E-1 in respect of such Accelerated ERF Purchase;

(f)  Certification. Except as expressly contemplated by this Agreement, the representations and warranties of such Seller contained in this Agreement shall be complete and correct in all material respects as of such Closing with the same force and effect as though made on and as of such Closing;

(g)  Compliance. Such Seller shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by such Seller on or prior to such Closing;

(h)  Consents. Such Purchaser shall have received evidence reasonably acceptable to it that all Governmental Consents necessary in the state or country of incorporation or formation of such Purchaser, such Seller, GAP 21 or GAP 22 (as applicable), Boeing and any other relevant jurisdiction for any matter or thing contemplated by this Agreement have been obtained. Such Purchaser shall have also received evidence reasonably acceptable to it that all required Third Party Consents (including, without limitation, any required consent of Boeing) have been obtained;

(i)  Schedules. Such Purchaser shall have received the applicable Schedules Updates, if any, which comply with Section 7.04 and either (x) will not disclose information that is in any way materially adverse to any Purchaser or (y) have been consented to in writing by Aircastle;

(j)  Seller Accelerated Payments LOC. The Seller Accelerated Payments LOC shall have been issued in favor of Aircastle with a face amount at least equal to the then Seller Accelerated Payments LOC Amount;

(k)  Risk Allocation Agreement. The Risk Allocation Agreement with respect to such Accelerated ERF Aircraft shall have been executed and delivered by the parties thereto;

(l)  Outside Date. The Closing in respect of such Accelerated ERF Aircraft shall occur no later than September 30, 2007 (or such later date as the applicable Seller and the applicable Purchaser may mutually agree); and

(m)   Purchaser LOC Reduction. GAIF shall have executed and delivered to the Purchaser LOC Bank a certificate requesting that the Purchaser LOC Amount be reduced by four percent (4%) of the Unadjusted Aircraft Purchase Price with respect to the applicable Aircraft.

Section 10.05.  Additional Conditions - Accelerated BCF Purchase. The obligation of the applicable Purchaser to purchase an Accelerated BCF Aircraft (or the Transferred Entity which owns such Accelerated BCF Aircraft) and to pay to the applicable Seller the Accelerated BCF Purchase Price in respect of such Accelerated BCF Aircraft at any Closing hereunder in accordance with Section 2.01(d), notwithstanding the fact that the conversion of such Accelerated BCF Aircraft from passenger to freighter configuration in accordance with the terms of the Boeing Conversion Contract shall not have been completed, is subject to satisfaction of the following express conditions precedent on or prior to the Closing Date (and all documentation, certificates and opinions described below shall be in form and substance reasonably satisfactory to the applicable Purchaser), subject to the right of such Purchaser to waive any condition pursuant to Section 10.06:

(a)  Boeing Conversion Contract. Such Purchaser shall have been provided with the Boeing Conversion Contract and the other Boeing Conversion Contract Documents, and such Purchaser shall have confirmed in writing that the Boeing Conversion Contract and the other Boeing Conversion Contract Documents are in form and substance reasonably satisfactory to such Purchaser;

(b)  No Default. Neither the GAP Conversion Party or any Affiliate thereof shall be in breach of any of its obligations, or otherwise be in default, under the Boeing Conversion Contract.

(c)  Boeing Conversion Contract Assignment. Unless such Purchaser is purchasing 100% of the legal and beneficial interest in the GAP Conversion Party, the Boeing Conversion Contract Assignment with respect to such Accelerated BCF Aircraft shall have been duly executed and delivered by the parties thereto;

(d)  GAP Conversion Party. If such Purchaser is purchasing 100% of the legal and beneficial interest in the Gap Conversion Party, the GAP Conversion Party shall be a party to the Boeing Conversion Contract and have the right to have such Accelerated BCF Aircraft converted from passenger to cargo configuration.

(e)  Other CPs. Such Purchaser shall have received, or waived delivery of, the documents referred to in Section 11.02 and the documents referred to in Exhibit E-1 in respect of such Accelerated BCF Aircraft;

(f)  Certification. Except as expressly contemplated by this Agreement, the representations and warranties of the applicable Seller contained in this Agreement shall be complete and correct in all material respects as of such Closing with the same force and effect as though made on and as of such Closing;

(g)  Compliance. Such Seller shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by such Seller on or prior to such Closing;

(h)  Consents. Such Purchaser shall have received evidence reasonably acceptable to it that all Governmental Consents necessary in the state or country of incorporation or formation of such Purchaser, such Seller, the Gap Conversion Party, Boeing and any other relevant jurisdiction for any matter or thing contemplated by this Agreement have been obtained. Such Purchaser shall have also received evidence reasonably acceptable to it that all required Third Party Consents (including, without limitation, any required consent of Boeing) have been obtained;

(i)  Schedules. Such Purchaser shall have received the applicable Schedules Updates, if any, which comply with Section 7.04 and either (x) will not disclose information that is in any way materially adverse to any Purchaser or (y) have been consented to in writing by Aircastle;

(j)  Seller Accelerated Payments LOC. The Seller Accelerated Payments LOC shall have been issued in favor of Aircastle with a face amount at least equal to the then Seller Accelerated Payments LOC Amount;

(k)  Risk Allocation Agreement. The Risk Allocation Agreement with respect to such ERF Accelerated Aircraft shall have been executed and delivered by the parties thereto;

(l)  Outside Date. The Closing in respect of such Accelerated ERF Aircraft shall occur no later than September 30, 2007 (or such later date as Aircastle and GAIF may mutually agree); and

(m)  Purchaser LOC Reduction. GAIF shall have executed and delivered to the Purchaser LOC Bank a certificate requesting that the Purchaser LOC Amount be reduced by four percent (4%) of the Unadjusted Aircraft Purchase Price with respect to the applicable Aircraft.

Section 10.06.  Waiver of Conditions Precedent. Any Party may, at the request of the applicable counter-Party, in its absolute discretion, agree to waive or temporarily waive satisfaction of one or more conditions precedent set out in Articles IX and X; provided, that such waiver is disclosed in reasonable detail in the Schedules Updates with respect to the applicable Equity Interests and/or Aircraft to be transferred.

Section 10.07.  Delivery of Guaranties. On the date of the Agreement, (a) Aircastle shall execute and deliver to GAIF the Aircastle Guaranty and (b) GAIF shall execute and deliver to Aircastle the GAIF Guaranty.

ARTICLE XI
CLOSINGS

Section 11.01.  Time and Place.  All closings of any of the transactions affecting the Transfer of Purchased Assets, the Accelerated A320 Purchase, the Accelerated BCF Purchase or the Accelerated ERF Purchase contemplated by this Agreement (each, a “Closing”) shall take place at the offices of Kaye Scholer LLC, Three First National Plaza, Suite 4100, 70 West Madison, Chicago, IL 60602 on the date that is three (3) Business Days after the Seller’s delivery of a Notice of Transfer with respect thereto, and confirming the satisfaction or waiver in writing of the conditions set forth in Articles IX and X (other than those conditions that by their terms shall be or must necessarily be satisfied at such Closing), or such other date as Aircastle and GAIF shall mutually agree.

.Section 11.02.  Actions by GAIF and the other Sellers.  At the Closing, the applicable Seller shall deliver or cause to be delivered to the applicable IA Purchaser or BI Purchaser:

(a)  BI Instruments of Transfer. Notice of Transfer, Assignment of Equity Interests, and if applicable, any capital stock, certificated membership interests, and/or certificated trust interests;

(b)  IA Instruments of Transfer. Notice of Transfer, Bill of Sale and other required delivery documents;

(c)  GAIF Certificate. The certificate dated as of the Closing Date and executed by an executive officer of such Seller, certifying fulfillment of the conditions set forth in Section 9.01;

(d)  Resignations. Resignations effective as of the Closing Date of all managing members, directors and officers of the relevant Transferred Entities;

(e)  Organizational Documents. Organizational Documents of GAIF, such Seller, each applicable Transferred Entity and each applicable Existing Lessor, certified as of a recent date by the Secretary of State or comparable official of its jurisdiction of organization, together with minute books and all previous resolutions of each applicable Transferred Entity;

(f)  Good Standing Certificates. Certificates issued as of a recent date by the Secretaries of State or comparable officials of the respective jurisdictions of formation of GAIF, such Seller, and each applicable Transferred Entity and each applicable Existing Lessor as to the due existence and good standing of GAIF, each such Seller, each such Transferred Entity and each such Existing Lessor;

(g)  Qualification to do Business. Appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of such Seller, each applicable Transferred Entity and each applicable Existing Lessor as of a recent date by the Secretary of State or comparable official of each jurisdiction where GAIF, such Seller, each such Transferred Entity or each such Existing Lessor, as applicable, is qualified to do business;

(h)  Board Resolutions. A copy of the resolutions of the board of directors (or of the appropriate committee thereof) of GAIF (if applicable) and such Seller certified by a duly authorized officer of its managing member or its secretary or assistant secretary, as applicable, as of the Closing Date, approving and adopting this Agreement and the other Operative Agreements to be executed and delivered by GAIF or such Seller, as applicable, and authorizing the execution and delivery thereof;

(i)  Specimen Signatures. Specimen signatures of officers of GAIF and such Seller certified by a duly authorized officer of its managing member or its secretary or assistant secretary, as applicable;

(j)  Governance Documents. Governance Documents of the applicable Transferred Entity, certified complete and correct as of the Closing Date by a duly authorized officer of its managing member or its secretary or assistant secretary, as applicable;

(k)  Consents. Evidence, reasonably acceptable to Purchasers, that the Third Party Consents and the Governmental Consents referred to in Section 5.07 have been obtained by GAIF and/or such Seller. Notwithstanding anything contained herein, the conditions described in Section 10.01(e) or Section 10.02 (e) (as applicable) shall not be deemed satisfied if any such Third Party Consents and/or Governmental Consents referred to in Section 5.07 impose any material conditions on Purchasers;

(l)  Payoff/Assumption Letters. Payoff Letters duly executed by the agent under any Credit Agreement or other financing document entered into by GAIF, the applicable Transferred Entity, the applicable Existing Lessor, such Seller and/or any Affiliate of any thereof indicating that upon payment of the Payoff Amount all outstanding obligations and liabilities of such Persons arising under or related to any Debt relating to the Aircraft or Transferred Entity shall be repaid and extinguished in full, and that upon receipt of such amount such Person shall release its Liens and other security interests in, and agree to deliver Uniform Commercial Code termination statements and such other documents or endorsements necessary to release of record its Liens and other security interest in such Aircraft. If the Debt is not to be paid off and extinguished at the time of the Closing, and the applicable Purchaser agrees to assume such Debt, then each applicable Seller will cause an assumption letter executed by the lender under the applicable credit agreement and/or other financing documents stipulating that the Debt issued under such credit agreement and/or other financing documents has been assigned to and assumed by the applicable Purchaser;

(m)  Insurance Certificates. Lessee insurance and reinsurance certificates and broker’s letters with respect to each Leased Aircraft with such loss payees, additional assureds and/or contract parties set forth as beneficiaries as the Aircastle may request (including, without limitation, financing parties);

(n)  Lessee Notice and Acknowledgement. Lessee Notice and Acknowledgment executed by each Lessee under a Lease of the relevant Aircraft;

(o)  Lease Novation or Assignment of Lease. With respect to each Independent Aircraft, a Lease Novation or Assignment of Lease with respect to any Lease for such Aircraft, executed by such Seller and the applicable Lessee;

(p)  Seller General LOC. The Seller General LOC issued in favor of Aircastle; and

(q)  Other Documents. Such other documents and instruments as the Parties shall mutually agree and deem reasonably necessary to consummate the transactions contemplated hereby.

Section 11.03.  Actions by Aircastle and the other Purchaser.  The applicable Purchaser will deliver or cause to be delivered to the applicable Seller:

(a)  Purchase Price. Payment of the Purchase Price as provided in Section 4.01;

(b)  Good Standing Certificates. Certificates of good standing with respect to Aircastle and such IA Purchaser, issued by the Secretary of State or comparable officials of the jurisdiction of its formation;

(c)  Board Resolutions. A copy of the resolutions of Aircastle’s board of directors of Aircastle and such Purchaser, certified by the secretary of Aircastle or such Purchaser as having been duly and validly adopted and being in full force and affect, authorizing the execution and delivery of this Agreement and the other Operative Agreements to which Aircastle or such Purchaser is a Party and the performance by Aircastle or such Purchaser of its obligations hereunder and thereunder;

(d)  Specimen Signatures. Specimen signatures of officers of Aircastle and such Purchaser certified by a duly authorized officer of its managing member or its secretary or assistant secretary, as applicable;

(e)  Governance Documents. Governance Documents of Aircastle and Purchaser certified complete and correct as of the Closing Date by a duly authorized officer of its managing member or its secretary or assistant secretary, as applicable;

(f)  Consents. Evidence, reasonably acceptable to the applicable Sellers, that the Third Party Consents and the Governmental Consents referred to in Section 6.06 have been obtained by Aircastle and such Purchaser;

(g)  Insurance Certificates. A Certificate of Insurance for the liability insurance with respect to the applicable Aircraft if such Aircraft is not then subject to a Lease;

(h)  Acknowledgement of Delivery. An Acknowledgement of Delivery with respect to the applicable Aircraft executed by such Purchaser;

(i)  Lease Novation or Assignment of Lease. With respect to each Independent Aircraft, a Lease Novation or Assignment of Lease with respect to the Lease for such Aircraft, executed by the applicable Purchaser;

(j)  Purchaser LOC. The Purchaser LOC issued in favor of GAIF; and

(k)  Other Documents. Such other documents and instruments as the Parties shall mutually agree and deem reasonably necessary to consummate the transactions contemplated hereby.

ARTICLE XII
POST CLOSING COVENANTS

Section 12.01.   Insurance Matters.  From and after the Delivery Date with respect to any Aircraft hereunder and for a period of two (2) years thereafter (or, in any case where Boeing is required to be a Seller Insured Party with respect to an Aircraft pursuant to the Boeing Conversion Contract or the Boeing Freighter Purchase Agreement, Boeing shall be covered by the liability insurance referred to below for such longer period as shall be required by the Boeing Conversion Contract or the Boeing Freighter Purchase Agreement (as the case may be)), the applicable Purchaser thereof will (a) at its own expense if such Aircraft is not subject to a lease or (b) cause the lessee under any lease entered into subsequent to such Delivery Date to, in the case of clause (a) and (b), (i) carry and maintain in effect with insurers of recognized responsibility, comprehensive aviation and general third Party legal liability insurance, (A) with respect to any Aircraft subject to a subsequent lease, in amounts and terms consistent with the amount and terms of coverage required by such lease, and (B) with respect to any non-leased Aircraft, in an amount of at least $100,000,000, and in any case, with the applicable Seller Insured Parties referred to in clause (b) of the definition thereof named as additional insureds or contract parties under such policies. On or before the Closing Date with respect to the transaction pursuant to which such Aircraft shall be Transferred hereunder, and at each renewal of such insurance, the applicable Purchaser or any subsequent lessee of the Aircraft will furnish to the applicable Seller a certificate (a “Certificate of Insurance”) signed by a insurance broker, evidencing the insurance required by the terms hereof.

ARTICLE XIII
INDEMNITY

Section 13.01.   Survival of the Sellers’ Representations, Warranties and Covenants; Time Limits on Indemnification Obligations.  All representations and warranties and Pre-Closing Covenants of each of the Sellers contained in, or arising out of, this Agreement as relates to any Purchased Assets, Accelerated A320 Purchase, Accelerated BCF Purchase or Accelerated ERF Purchase shall survive the Closing related thereto for the Tail Period after the applicable Closing Date; provided, however, that (i) the representations and warranties in Section 5.08 (Taxes) shall survive until sixty (60) days after the expiration of the applicable statute of limitations (including all periods of extension, whether automatic or permissive) and (ii) the representations and warranties in Section 5.01 (Organization and Good Standing), Section 5.02 (Authorization and Enforceability), Section 5.13 (Title) and Section 5.16 (No Undisclosed Liabilities) (but in the case of Section 5.16 only to the extent that any Seller has or had Seller’s Knowledge of the applicable Liabilities as of the date such representation and warranty was made) shall survive indefinitely; and further provided, that, if a Purchaser Indemnified Party has asserted a claim for indemnification in writing prior to the expiration of any applicable survival period, the applicable representation or warranty that would otherwise terminate in accordance with this Section 13.01 will continue to survive solely as to such asserted claim until such claim has been satisfied or otherwise resolved in accordance with the terms of this Agreement. All covenants and agreements of GAIF and each of the other Sellers contained in, or arising out of, this Agreement shall survive indefinitely or until fully performed (except as provided in the immediately preceding sentence in respect of Pre-Closing Covenants).

Section 13.02.  Survival of the Purchasers’ Representations and Warranties; Time Limits on Indemnification Obligations.  All representations and warranties of each of the Purchasers contained in, or arising out of, this Agreement as relates to any Purchased Assets, Accelerated A320 Purchase, Accelerated BCF Purchase or Accelerated ERF Purchase shall survive the Closing related thereto for the Tail Period after the applicable Closing Date; provided, however, that the representations and warranties in Section 6.01 (Organization and Good Standing) and Section 6.02 (Authorization and Enforceability) shall survive indefinitely. All covenants and agreements of each of the Purchasers contained in, or arising out of, this Agreement shall survive indefinitely or until fully performed.

Section 13.03.  Indemnity by the Sellers.  From and after each Closing, the Sellers shall, in accordance with and subject to the limitations set forth in this Article XIII, indemnify, defend and save Aircastle and each other Purchaser Indemnified Party harmless from and against any and all Losses sustained or incurred by any Purchaser Indemnified Party resulting from:

(a)  any breach, or failure to be true and correct, of a representation or warranty made by any Seller in Article V of this Agreement, in any certificate delivered by any Seller pursuant Section 11.02 or in any other Seller Document; provided, however, that (1) such Purchaser Indemnified Party shall have asserted its claim for indemnification in writing prior to the expiration of any applicable survival period specified in Section 13.01 and (2) no Purchaser Indemnified Party shall have received or gained actual knowledge from a third party of a breach or the inaccuracy of such representation or warranty, and failed to inform GAIF in writing of such breach or inaccuracy, on or prior to the date such representation or warranty was made;

(b)  any breach of any covenant or agreement made by any Seller in this Agreement provided, however, that, in the case of any Pre-Closing Covenant, such Purchaser Indemnified Party shall have asserted its claim for indemnification in writing prior to the expiration of any applicable survival period specified in Section 13.01;

(c)  any claim relating to or arising from the ownership and operation of any Aircraft (w) prior to the Closing pursuant to which the Transfer and/or Delivery of such Aircraft was affected, directly or indirectly, hereunder, (x) with respect to any Accelerated A320 Aircraft, prior to the delivery of such Aircraft under the ANA Purchase Agreement, (y) with respect to any Accelerated BCF Aircraft, prior to the conversion of such Aircraft from passenger to freighter configuration in accordance with the terms of the Boeing Conversion Contract or (z) with respect to any Accelerated ERF Aircraft, prior to the delivery of such Aircraft pursuant to the Boeing Freighter Purchase Agreement; or

(d)  any claim or assertion for broker’s or seller’s fees or expenses arising out of the transactions contemplated by this Agreement by a Person claiming to have been engaged by GAIF or any Seller or any of their respective Affiliates.

Section 13.04.  Indemnity by the Purchasers.  From and after each Closing, the Purchasers shall indemnify, defend and save GAIF and each other Seller Indemnified Party harmless from and against any and all Losses sustained or incurred by any Seller Indemnified Party resulting from:

(a)  any breach, or failure to be true and correct, of a representation or warranty made by any Purchaser in Article VI of this Agreement or in any certificate delivered by any Purchaser pursuant to Section 11.03; provided, however, that such Seller Indemnified Party shall have asserted its claim for indemnification in writing prior to the expiration of any applicable survival period specified in Section 13.02;

(b)  any breach of any covenant or agreement made by any Purchaser in this Agreement;

(c)  any claim relating to or arising from the ownership and operation of any Aircraft subsequent to the Closing pursuant to which the Transfer and/or Delivery of such Aircraft was affected, directly or indirectly, hereunder; provided that no Seller Indemnified Party shall have any right to indemnification under this clause (c) with respect to (i) any Accelerated A320 Aircraft, prior to the delivery of such Aircraft under the ANA Purchase Agreement, (ii) any Accelerated BCF Aircraft, prior to the conversion of such Aircraft from passenger to freighter configuration in accordance with the terms of the Boeing Conversion Contract or (iii) any Accelerated ERF Aircraft, prior to the delivery of such Aircraft pursuant to the Boeing Freighter Purchase Agreement; or

(d)  any claim or assertion for broker’s or seller’s fees or expenses arising out of the transactions contemplated by this Agreement by a Person claiming to have been engaged by Aircastle or such Purchaser or any of their respective Affiliates.

Section 13.05.  Indemnification Procedure for Third Party Claims.  Other than a claim involving Taxes which procedure is set forth in, and which shall be governed exclusively by, Article XIV, in the event that subsequent to any Closing, any Person that is or may be entitled to indemnification under this Agreement (an “Indemnified Party”) receives notice of the assertion of any claim, issuance of any order or the commencement of any action or proceeding by any Person who is not a Party or an Affiliate of a Party, including, without limitation, any domestic or foreign court or Government Entity (a “Third Party Claim”), against such Indemnified Party and for which a Party is or may be required to provide indemnification under this Agreement (an “Indemnifying Party”), such Indemnified Party shall deliver notice of such claim (the “Defense Notice”) to the Indemnifying Party with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim. The Indemnifying Party shall have the right upon written notice to the Indemnified Party within fifteen (15) days after receipt from the Indemnified Party of the Defense Notice to conduct, at its sole expense, the defense against such claim in its own name, or if necessary in the name of the Indemnified Party, and with counsel reasonably satisfactory to the Indemnified Party. In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, and the Indemnified Party shall have the right, at its sole expense, to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, (ii) each claimant or plaintiff in such Third Party Claim has not given to the Indemnified Party an unconditional release from all liability with respect to such Third Party Claim or (iii) there will be a settlement that provides for any other relief other than the payment by the Indemnifying Party of monetary damages. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim solely in the event of a proceeding to which the Indemnifying Party is also a Party and the Indemnified Party provides a legal opinion that a conflict exists as a result of the Indemnifying Party’s control over such proceedings.

Section 13.06.  Calculation of Losses

(a)  Notwithstanding any other provision of this Agreement to the contrary, the Indemnifying Party shall not be liable under this Article XIII for any (i) Losses relating to any matter to the extent that the Indemnified Party shall have otherwise been compensated for such matter pursuant to the Purchase Price adjustment under Section 4.02; (ii) Losses that are for punitive damages; or (iii) Losses based upon any multiplier of profits, earnings, or cash flow, including, without limitation, “earnings before interest, Tax, depreciation or amortization” or any other valuation metric.

(b)  If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses and the Indemnified Party could have recovered all or a part of such Losses from a third party based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall (but only to the extent it has recovered the full amount of such Losses) assign such of its rights to proceed against such third party as are necessary to permit the Indemnifying Party to recover from such third party the amount of such indemnification payment.

(c) In calculating the amount of any Loss or indemnity for Taxes, there shall be deducted an amount equal to any actual reduction in indemnified Taxes realized by the Indemnified Party (if and when received and treating any resulting deductions as the last item of deduction for the taxable year) and there shall be added an amount equal (on an after-tax basis) to any Tax cost actually incurred by the Indemnified Party upon the receipt or accrual of the related indemnity payment.

Section 13.07.  Limitations on Liability

(a)  Notwithstanding anything to the contrary set forth in this Agreement, the Sellers shall not be liable hereunder to the Purchaser Indemnified Parties pursuant to Section 13.03(a) or, solely in respect of Pre-Closing Covenants, Section 13.03(b) as a result of any breach, or failure to be true and correct, of any of the representations or warranties or Pre-Closing Covenants of any Seller as set forth in Article V or any other Seller Document, with respect to any individual claim or item of Loss, that is less than the Minor Claim Amount (a “Minor Claim”).

(b)  Notwithstanding anything to the contrary set forth in this Agreement, other than with respect to any payment respecting or arising out of any claim relating to the representations and warranties in Section 5.01 (Organization and Good Standing), Section 5.02 (Authorization and Enforceability), Section 5.08 (Taxes), Section 5.13 (Title) and Section 5.16 (No Undisclosed Liabilities), but in the case of Section 5.16 only to the extent that any Seller has or had Seller’s Knowledge of the applicable Liabilities as of the date such representation and warranty was made, the obligations of the Sellers to indemnify and hold harmless Aircastle and any other Purchaser Indemnified Party for Losses pursuant to Section 13.03(a) or, solely in respect of Pre-Closing Covenants, Section 13.03(b) shall be limited to an aggregate amount equal to the Cap Amount and the Purchaser Indemnified Parties shall not be entitled to recover for Losses pursuant to Section 13.03(a) or, solely in respect of Pre-Closing Covenants, Section 13.03(b) until the total amount of Losses exceeds the Threshold Amount, in which case the Purchaser Indemnified Parties shall be entitled to recover, and the Sellers shall be obligated to indemnify for, only the amount of such Losses in excess of the Threshold Amount; and in no case will any Minor Claims be included or considered as Losses for purposes of calculating or administering the Threshold Amount.

                (c)  Except (i) as provided in Section 13.03 or (ii) for claims relating to gross negligence or willful misconduct, no claim shall be brought or maintained by any Purchaser against any officer, director, manager, equityholder, member, or employee (present or former)
     of  GAIF or any other Seller, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations and warranties or covenants of any Seller set forth or contained in this
     Agreement or any Exhibit or Schedule hereto or any other Operative Agreement or any certificate delivered hereunder or thereunder.

(d)  Except (i) as provided in Section 13.03 or (ii) for claims relating to gross negligence or willful misconduct, no claim shall be brought or maintained by any Seller against any officer, director, manager, equityholder, member, or employee (present or former) of Aircastle or any other Purchaser, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations and warranties or covenants of any Purchaser set forth or contained in this Agreement or any Exhibit or Schedule hereto or any other Operative Agreement or any certificate delivered hereunder or thereunder.

Section 13.08.  Exclusion of Other Remedies.  The Parties agree that, from and after each Closing Date, the indemnification or reimbursement obligations of the Parties set forth in this Article XIII shall constitute the sole and exclusive remedies of the Parties for any Losses based upon, arising out of or otherwise in respect of the matters set forth in this Agreement and the other Operative Agreements and the transactions contemplated hereby and thereby.

Section 13.09.  Termination of Purchase Obligations; Etc.

(a)  The Parties hereby agree that, with respect to any Aircraft that has not been the subject of an Accelerated A320 Purchase, an Accelerated ERF Purchase or an Accelerated BCF Purchase (i) if any Equity Interests or Aircraft is not transferred to the applicable Purchaser on or before the applicable Termination Date, (ii) in the event of a Material Loss of any Aircraft or (iii) if the Boeing Conversion Contract or the Boeing Freighter Purchase Agreement shall terminate in respect of any Aircraft, then the applicable Purchaser may elect to cancel its commitment and terminate its obligation to acquire and purchase such Equity Interests or Aircraft, and, if the applicable Purchaser elects to so terminate, then (x) such Purchaser’s obligation to purchase such Equity Interests or Aircraft shall terminate and (y) the Purchaser LOC Amount shall be reduced by an amount equal to four percent (4%) of the related Unadjusted Aircraft Purchase Price and GAIF shall execute and deliver to the Purchaser LOC Bank a certificate requesting that the Purchaser LOC Amount be reduced by such amount.

                (b)  (i) Following the occurrence of a Purchaser Event of Default, but in no event later than the 90th day following the date that the Purchaser receives the Purchaser Default Notice in respect of such Purchaser Event of Default, the Sellers shall have the right to terminate their obligations under this Agreement to Transfer to the Purchasers the Equity Interests and Aircraft that have not been Transferred as of the date of such termination. If the Sellers elect to exercise such termination right, then GAIF shall be entitled, as its sole and exclusive remedy, to draw down upon the Purchaser LOC in an amount equal to the full Purchaser LOC Amount by delivering to Aircastle and the Purchaser LOC Bank a Notice of Drawdown in the manner and form stipulated therefor in the Purchaser LOC. Upon the payment to the Sellers of the Purchaser LOC Amount, Aircastle and each Purchaser shall be fully released and discharged from all liabilities and obligations under or resulting from this Agreement and the other Seller Documents as to the Equity Interests and Aircraft that shall not have been Transferred as of such termination, and neither the Sellers nor GAIF shall have any other remedy or cause of action against Aircastle or any Purchasers under or relating to this Agreement as to the Equity Interests and Aircraft that shall not have been Transferred as of such termination.

(ii)  Following the occurrence of a Seller Event of Default, but in no event later than the 90th day following the date that the Seller receives the Seller Default Notice in respect of such Seller Event of Default, the Purchasers shall have the right to terminate their obligations under this Agreement to purchase from the Sellers the Equity Interests and Aircraft that have not been Transferred as of the date of such termination. If the Purchasers elect to exercise such termination right, then (A) the Purchaser LOC Amount shall be reduced to zero (in which case GAIF shall be required to surrender the Purchaser LOC to the Purchaser LOC Bank for cancellation) and (B) the Purchasers shall be entitled to exercise any other remedy available to them at Law (subject to the limitations set forth in Sections 13.01, 13.03, 13.06, 13.07, 13.08 and 13.09(b)(iv)).

(iii)  If any amount is owing to any Purchaser under Section 4.09 and such amount shall continue to be owing for a period of 15 days after notice thereof shall have been provided in writing by Aircastle to GAIF (unless such notice is prohibited by law), Aircastle may draw down such amount under the Seller Accelerated Payments LOC by delivering to GAIF (if permitted by law) and the Seller Accelerated Payments LOC Bank a Notice of Drawdown in the manner and form stipulated therefor in the Seller Accelerated Payments LOC.

(iv)  The Parties further agree that in the event of any breach of or default under any of the provisions of this Agreement or the other Operative Agreements each Seller and each Purchaser (i) will have adequate remedies at Law, and shall not be entitled to any injunctive, equitable relief, recission or specific performance, and (ii) monetary damages obtained pursuant to the indemnification obligations of the Parties set forth in Article XIII shall constitute sufficient and adequate remedies therefor.

ARTICLE XIV
TAXES

Section 14.01.  Transfer Taxes.

(a)  Cooperation. Each Seller, on the one hand, and each Purchaser, on the other hand, agree to cooperate with respect to the timing of the Closing of any Transfer of any Purchased Asset hereunder and the Delivery Location of Aircraft and to otherwise use Reasonable Efforts so as to avoid entirely or minimize any Transfer Tax that may be imposed on any Purchased Asset to be transferred hereunder or may be incurred by any Party hereto in connection with the transactions contemplated by this Agreement and the other Operative Agreements. In that regard, each Seller agrees to use Reasonable Efforts to cause any Lessee under any Lease with respect to any Aircraft, to cooperate and coordinate with the Parties hereto to cause the Aircraft subject to any Lease to be at the Approved Delivery Location therefor on the Transfer Date thereof, or as otherwise mutually agreed by the Parties hereto.

(b)  Payment. Notwithstanding the foregoing, if any Transfer Tax is imposed upon any Purchased Asset or incurred by any Party hereto in connection with the Transfer or Delivery of such Purchased Asset hereunder or the transactions contemplated by this Agreement and the other Operative Agreements, then the applicable Purchaser shall promptly pay in full, discharge and otherwise be responsible for all of such Transfer Taxes and shall fully indemnify, hold harmless and promptly reimburse GAIF and each other Seller therefor upon demand. In that regard, each Purchaser of an Independent Aircraft (and related Assigned IA Property) or the Equity Interests hereunder hereby covenants to promptly pay all Transfer Taxes imposed on the Seller thereof or on such Independent Aircraft or Equity Interests or any Aircraft, Lease Documents or the other Operative Agreements related thereto as a result of (i) the Delivery of such Aircraft or Equity Interests (and related Assigned IA Property) and (ii) any required re-registration of title to or the Lease of such Aircraft with any Government Entity that is necessary or advisable to reflect or record the other Operative Agreements or the events occurring pursuant to the other Operative Agreements.

(c)  Approved Delivery Location. For the avoidance of doubt, no Purchaser shall be required to purchase any Aircraft or Transferred Entity unless the applicable Aircraft is located at an Approved Delivery Location at the time of Delivery.

Section 14.02.  Tax Treatment.  For United States federal income tax, reporting and accounting purposes, each Seller will treat all sales of Purchased Assets to be transferred by it hereunder as sales or absolute assignments of such Seller’s full right, title and ownership interest in such Purchased Assets, and such Seller has not and will not account for any such sale of Purchased Assets in any other manner.

Section 14.03.  Tax Filings.

(a)  Each Seller or the applicable Transferred Entity, as the case may be, shall timely prepare and file (or cause to be so prepared and filed) all Tax Returns required by law covering such Seller or Transferred Entity for all taxable periods ending on or before the Transfer Date for such Transferred Entity (“Pre-Closing Tax Returns”). The Seller or Transferred Entity, as the case may be, shall prepare all Pre-Closing Tax Returns consistent with its prior practices and in accordance with the tax accruals on the books and records of Seller or the applicable Transferred Entity and will not amend any Pre-Closing Tax Return without the written approval of Aircastle, which consent shall not be unreasonably withheld or delayed. The applicable Seller shall timely pay all Taxes related to Pre-Closing Tax Returns (“Pre-Closing Taxes”).

(b)  The applicable Purchaser shall prepare (or cause to be prepared) and file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to such Purchase or a Transferred Entity for all taxable periods ending after the Transfer Date therefor and shall remit any Taxes due in respect of such Tax Returns. With respect to Tax Returns that are required to be filed by or with respect to a Transferred Entity for any Tax Period that begins before and ends after the Transfer Date therefor (such periods “Straddle Periods” and such Tax Returns “Straddle Returns”), such Straddle Returns shall be prepared in a manner consistent with past practice (unless otherwise required by law), and the Sellers shall be responsible for Taxes due in respect of that portion of such Straddle Returns as ends on the Closing Date (“Straddle Pre-Closing Taxes”), calculated as provided in the next paragraph. A Purchaser shall notify GAIF of any amounts due from the Sellers in respect of any Straddle Return no later than ten (10) Business Days prior to the date on which such Straddle Return is due, and the Sellers shall remit such payment to such Purchaser no later than five (5) Business Days prior to the date such Straddle Return is due. A Purchaser shall deliver any Straddle Return to GAIF for its review at least thirty (30) days prior to the date on which such Tax Return is required to be filed. If GAIF disputes any item on such Tax Return, it shall notify such Purchaser of such disputed item (or items) and the basis for its objection and such Purchaser shall consider such objections in good faith. The parties shall act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed. If the parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting selected by the Purchaser and reasonably acceptable to GAIF. The fees and expenses of such accounting firm shall be borne equally by the Sellers and the Purchasers.

(c)  In the case of any Taxes of a Transferred Entity that are payable with respect to Straddle Periods, the portion of any such Taxes that are attributable to the portion of the Straddle Period that ends on the Transfer Date therefor shall (i) in the case of Taxes that are based upon or related to income or receipts or imposed on a transactional basis, be deemed equal to the amount that would be payable if the Tax year or period ended on the Transfer Date; and (ii) in the case of other Taxes be allocated pro rata per day between the period ending on the Transfer Date and the period beginning after the Transfer Date. For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated pro rate per day between the period ending on the Transfer Date and the period beginning after the Transfer Date. The parties hereto will, to the extent permitted by applicable law, elect with the relevant Tax authority to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Transfer Date.

Section 14.04.  Tax Indemnification

(a)  Each Seller will indemnify and hold harmless Aircastle, each Purchaser and each Transferred Entity from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to any Taxes of each of the Transferred Entities relating to (x) any periods ending on or before the Transfer Date of the Transferred Entity and (y) that portion of any Straddle Period that ends on the Transfer Date (calculated as set forth in Section 14.03 above), in each case unless attributable to a breach or inaccuracy of any representation, warranty or covenant of Aircastle or any Purchaser contained herein or in an another Operative Agreement. Except as otherwise expressly provided in an Operative Agreement, the indemnity provided in the foregoing sentence shall include, without limitation, any Tax liability arising by reason of a Transferred Entity being severally liable for any Taxes of another person by contract, as a transferee or otherwise and any Tax liability incurred in connection with the transactions contemplated by this Agreement.

(b)  Each Purchaser will indemnify and hold harmless GAIF and each Seller from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to any Taxes of each of the Transferred Entities relating to (x) any periods beginning after the Transfer Date of the Transferred Entity and (y) that portion of any Straddle Period that begins after the Transfer Date of the Transferred Entity (calculated as set forth in Section 14.03 above), in each case unless attributable a breach or inaccuracy of any representation, warranty or covenant of GAIF or any Seller contained herein or in another Operative Agreement. Except in respect of Reserved Obligations and as otherwise expressly provided in any Operative Agreement, the indemnity provided in the foregoing sentence shall include, without limitation, any Tax liability arising by reason of a Transferred Entity being severally liable for any Taxes of another Person by contract, as a transferee or otherwise and any Tax liability incurred in connection with the transactions contemplated by this Agreement.

Section 14.05.  Purchasers’ Claiming, Receiving or Using of Refunds and Overpayments. If, after the Transfer Date, any Purchaser or any Affiliate of any Purchaser (including any Transferred Entity) (A) receives any refund arising from or relating to any Tax paid by GAIF or any Seller or any of their Affiliates (including any Tax so paid pursuant to its indemnity obligations hereunder), or (B) utilizes the benefit of any overpayment or prepayment of any Taxes paid by GAIF, any Seller or any of their Affiliates (including any Taxes so paid pursuant to its indemnity obligations hereunder), such Purchaser shall promptly transfer, or cause to be transferred, to GAIF or such Seller the entire amount of the refund, overpayment, or prepayment (including interest) received or utilized by such Purchaser or its Affiliates (including any Transferred Entity) after deducting any Tax cost actually realized, or other out of pocket cost or expense attributable incurred in the utilization of such refund, overpayment or prepayment (including interest). The Purchasers agree to notify the Sellers promptly of both the discovery of a right to claim any such refund, overpayment or prepayment and the receipt of any such refund or utilization of any such overpayment or prepayment. The Purchasers agree to claim any such refund or to utilize any such overpayment or prepayment as soon as possible, and to furnish to the Sellers all information, records and assistance necessary to verify the amount so claimed or utilized and the amount due from the Purchasers under this section.

Section 14.06.  Post-Closing Actions That Could Affect Sellers’ Liability for Taxes. After the Transfer Date, except to the extent that GAIF has given its prior written consent (which consent shall not be unreasonably withheld or delayed), none of the Purchasers or any of their Affiliates (including any Transferred Entity) shall amend any Pre-Closing Tax.

Section 14.07.  Return, Assistance, Cooperation, Notification and Correspondence Sharing. After the Transfer Date, each of Aircastle, the Purchasers, GAIF and the Sellers shall (and shall cause their respective Affiliates to): (i) cooperate fully and provide assistance to each other in preparing any Tax Returns and preparing for and handling any audits by or disputes with any Tax authorities; (ii) provide timely notice to any Person of any pending or proposed audits or assessments with respect to Taxes for which such Person or any of its Affiliates may have a liability under this Agreement and furnish the other with copies of all relevant correspondence received from any Tax authority in connection therewith; (iii)make available to each other and to any Tax authority as reasonably requested all information, records, and documents relating to Taxes of the Transferred Entities; and (iv) timely provide to each other powers of attorney or similar authorizations necessary to carry out the purposes of this Agreement.

ARTICLE XV
WARRANTIES AND DISCLAIMERS

Section 15.01.  INSPECTION OF AIRCRAFT

(a) Ground Inspection. Prior to the Delivery in respect of any Aircraft, upon the request of any Purchaser, the applicable Seller shall make such Aircraft (including the Aircraft Documents) available for inspection by a reasonable number of such Purchaser’s representatives to allow such Purchaser (i) in the case of any Expected Condition Aircraft, to confirm such Aircraft is in the condition required for such Aircraft as set forth on Schedule 7 and (ii) in the case of any other Aircraft, only if the applicable Purchaser reasonably believes that such Aircraft may have suffered a Material Loss, to confirm that a Material Loss shall not have occurred with respect to such Aircraft. In the case of any Aircraft subject to a Lease, such inspection shall be subject to any limitations on the right of the applicable lessor to inspect such Aircraft under such Lease.

    (b) Other Inspection Rights. In addition to the inspection rights under Section 15.01(a), in the case of any Expected Condition Aircraft, the applicable Seller shall make available to the applicable Purchaser whatever inspection rights that such Seller or any of its Affiliates may have under the ANA Purchase Agreement Documents, the Boeing Conversion Contract Documents or the Boeing Freighter Purchase Agreement Documents (as the case may be), including, without limitation, any right that such Seller or any of its Affiliates may have to participate in a test flight in respect of such Aircraft.

   (C) EACH PURCHASER CONFIRMS THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT EACH OF THE AIRCRAFT (AND THE AIRCRAFT DOCUMENTATION) OTHER THAN THE ACCELERATED A320 AIRCRAFT, THE ACCELERATED BCF AIRCRAFT AND THE ACCELERATED ERF AIRCRAFT. EACH PURCHASER ACKNOWLEDGES AND REPRESENTS TO EACH SELLER THAT IT IS RELYING ON ITS OWN INSPECTION AND KNOWLEDGE OF EACH OF THE AIRCRAFT AND THE AIRCRAFT DOCUMENTS FOR EACH AIRCRAFT, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 15.04, IT IS NOT RELYING ON ANY INSPECTION, REPRESENTATION OR LEGAL RESPONSIBILITY ON THE PART OF GAIF OR ANY OTHER SELLER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES.

Section 15.02.  CONDITION OF AIRCRAFT.  EACH AIRCRAFT AND THE AIRCRAFT DOCUMENTS FOR EACH AIRCRAFT ARE BEING SOLD, TRANSFERRED AND DELIVERED TO THE APPLICABLE PURCHASER AND ACCEPTED BY SUCH PURCHASER HEREUNDER “AS-IS, WHERE-IS,” WITH ALL FAULTS, SUBJECT ONLY AS PROVIDED IN SECTION 15.04, EACH PURCHASER UNCONDITIONALLY ACKNOWLEDGES THAT NEITHER GAIF NOR ANY OTHER SELLER NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY PROMISE, GUARANTY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESCRIPTION, AIRWORTHINESS, SERVICEABILITY, VALUE, CONDITION, DESIGN, COMPLIANCE WITH SPECIFICATIONS, AGE, OPERATION, PERFORMANCE, MERCHANTABILITY, FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF ANY OF THE AIRCRAFT OR ANY PART THEREOF OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY OF THE AIRCRAFT OR ANY PART THEREOF OR AS TO THE CONFORMITY OF ANY OF THE AIRCRAFT TO THE DESCRIPTION OR CONDITIONS SET FORTH IN ANY LEASE THEREOF, OR AS TO THE ADEQUACY OF ANY AIRCRAFT DOCUMENTS FOR SUCH AIRCRAFT, OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE AND WHETHER KNOWN OR UNKNOWN, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT AS PROVIDED IN SECTION 15.04, WITH RESPECT TO ANY OF THE AIRCRAFT OR THE AIRCRAFT DOCUMENTS FOR SUCH AIRCRAFT, OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

Section 15.03.  WAIVER AND RELEASE.  (A) SUBJECT TO SECTION 15.04, EACH PURCHASER HEREBY WAIVES, RELEASES AND RENOUNCES AND AGREES NOT TO SEEK TO ESTABLISH OR ENFORCE ANY RIGHTS, REMEDIES OR CLAIMS (WHETHER STATUTORY OR OTHERWISE) AGAINST GAIF AND ANY OTHER SELLER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES IN RESPECT OF ANY OF THE MATTERS SET FORTH IN SECTION 15.02. WITHOUT LIMITING THE FOREGOING, EXCEPT AS OTHERWISE PROVIDED IN SECTION 15.04, EACH PURCHASER WAIVES ANY CLAIM, LIABILITY, RESPONSIBILITY, WARRANTY, REPRESENTATION, GUARANTY, LIABILITY AND OBLIGATION OF ANY KIND (WHETHER KNOWN OR UNKNOWN) THAT SUCH PURCHASER OR ANY OTHER PERSON CLAIMING UNDER OR THROUGH AIRCASTLE AND EACH OTHER PURCHASER MAY NOW OR HEREAFTER HAVE OR CLAIM AGAINST GAIF AND EACH OTHER SELLER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES, WITH RESPECT TO: (i) ANY REPAIR, MAINTENANCE OR OTHER SERVICES IN RESPECT OF ANY OF THE AIRCRAFT, WHETHER IN CONTRACT OR IN TORT AND HOWEVER ARISING AND WHETHER PERFORMED OR TO BE PERFORMED; (ii) ANY COST, LOSS OR DAMAGE (CONSEQUENTIAL OR OTHERWISE), LOSS OF PROFIT OR REVENUE, LOSS OR SUSPENSION OF CERTIFICATION OF ANY OF THE AIRCRAFT, GROUNDING OF ANY OF THE AIRCRAFT, OR ANY OTHER CLAIM WHATSOEVER ARISING FROM THE CONDITION OF ANY OF THE AIRCRAFT OR ANY PART THEREOF, ANY MAINTENANCE OR REPAIR OF EACH OF THE AIRCRAFT OR ANY PART THEREOF, ANY ALTERATION, MODIFICATION OR ADDITION TO ANY OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY INSPECTION OF ANY OF THE AIRCRAFT OR THE AIRCRAFT DOCUMENTS FOR SUCH AIRCRAFT, WHETHER PERFORMED OR TO BE PERFORMED, OR THE LACK OF SUCH INSPECTION; AND (iii) ANY OBLIGATION OR LIABILITY OF GAIF AND ANY OTHER SELLER OR MANUFACTURER, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES WITH RESPECT TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE, ANY IMPLIED WARRANTY OF FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, AND ANY OBLIGATION OR CLAIM FOR LOSS OF USE OF OR THE LOSS OF OR DAMAGE TO ANY OF THE AIRCRAFT, OR ANY PART THEREOF, FOR ANY REASON, AND FOR ANY LIABILITY OF ANY PURCHASER TO ANY THIRD PARTY AND FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, WHETHER OR NOT ARISING FROM THE NEGLIGENCE (ACTUAL OR IMPUTED) OF GAIF AND ANY OTHER SELLER OR THEIR OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS, ATTORNEYS OR REPRESENTATIVES, AND ANY RISKS WITH RESPECT THERETO ARE HEREBY ASSUMED BY AIRCASTLE AND EACH OTHER PURCHASER.

(B) THE REPRESENTATIONS AND WARRANTIES BY GAIF AND EACH OF THE SELLERS HEREUNDER AND UNDER THE OTHER SELLER DOCUMENTS CONSTITUTES THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES TO THE PURCHASERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PURCHASERS UNDERSTANDS AND ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED ARE SPECIFICALLY DISCLAIMED BY GAIF AND EACH OF THE SELLERS. EACH OF THE PURCHASERS ACKNOWLEDGES THAT IT DID NOT RELY ON ANY REPRESENTATION OR WARRANTY NOT CONTAINED IN THIS AGREEMENT OR ANY OTHER SELLER DOCUMENT IN DECIDING TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 15.04.  LIMITED EXCEPTIONS. . THE PURCHASERS ARE RELYING ON THE EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES AND INDEMNITIES SET FORTH IN THIS AGREEMENT AND THE OTHER SELLER DOCUMENTS AND, ACCORDINGLY, THE FOREGOING PROVISIONS OF THIS ARTICLE XV (INCLUDING, WITHOUT LIMITATION, THE DISCLAIMERS AND WAIVERS) SHALL NOT BE CONSTRUED TO BE A WAIVER BY ANY PURCHASER OR AFFILIATE THEREOF OF CLAIMS AGAINST GAIF OR ANY SELLER ARISING FROM A BREACH BY GAIF OR ANY SELLER OF THE EXPRESS COVENANTS, REPRESENTATIONS OR WARRANTIES AND INDEMNITIES SET FORTH HEREIN OR IN ANY OF THE SELLER DOCUMENTS. FOR THE AVOIDANCE OF DOUBT, AND NOTWITHSTANDING THE IMMEDIATELY PRECEDING SENTENCE, AFTER A CLOSING WITH RESPECT TO ANY AIRCRAFT, THE PURCHASERS SHALL BE DEEMED TO HAVE WAIVED ANY CLAIM OR LIABILITY WITH RESPECT TO THE FAILURE OF SUCH AIRCRAFT TO BE IN ANY EXPECTED DELIVERY CONDITION AS A CONDITION PRECEDENT TO SUCH CLOSING.

Section 15.05.  MODIFICATION OF THIS ARTICLE.  THIS ARTICLE XV SHALL NOT BE AMENDED OR MODIFIED EXCEPT BY A WRITTEN AGREEMENT EXPRESSLY AND SPECIFICALLY DESIGNATED AS A “MODIFICATION OF WARRANTIES, DISCLAIMERS AND WAIVERS” AND SIGNED ON BEHALF OF EACH SELLER AND EACH PURCHASER TO WHICH SUCH MODIFICATION APPLIES BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES.

ARTICLE XVI
 MISCELLANEOUS

Section 16.01.  Construction.  Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and the other Operative Agreements and that it has executed the same with consent and upon the advice of said independent counsel. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Operative Agreements. In the event an ambiguity or question of intent arises, this Agreement and the other Operative Agreements shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise, or rule of strict construction applied, favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement and the other Operative Agreements. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement and the other Operative Agreements against the Party that drafted it is of no application and is hereby expressly waived by the Parties hereto.

Section 16.02.  Amendment. .No amendment or waiver of any provision of this Agreement, and no consent to any departure herefrom by any Party hereto, shall in any event be effective unless the same shall be in writing and signed by each Party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 16.03.  Expenses.  Except as expressly provided herein to the contrary, each Seller and each Purchaser will each pay its own fees, costs and expenses in connection with the negotiation, documentation and closing of the transactions which are the subject of this Agreement and the other Operative Agreements, including without limitation legal fees and disbursement.

Section 16.04.  Entire Agreement.  This Agreement, the Schedules and the Exhibits attached hereto, and the other Operative Agreements and the documents to be delivered in accordance therewith (a) contain the entire agreement between GAIF and each of the other Sellers and Aircastle and each of the other Purchasers relating to the transactions that are the subject of this Agreement and the other Operative Agreements, and (b) supersede all prior negotiations, understandings and agreements between GAIF and each of the other Sellers and Aircastle and each of the other Purchasers, including the Proposal Letter. No Party has made or affected any representations, warranties, understandings or agreements concerning the transactions that are the subject of this Agreement and the other Operative Agreements or those other documents, other than those expressly set forth in this Agreement and the other Operative Agreements or those other documents.

Section 16.05.  Severability.  In the event that any provision of this Agreement or the application thereof to any Party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such  provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the Parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Agreement.

Section 16.06.  Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, to the intended Party at the address or telecopier number of such Party set forth below or, as to each Party, at such other address as shall be designated by such Party in a written notice to each other Party complying as to delivery with the terms of this Section 16.06:

in the case of Aircastle or any other Purchaser, as follows:

David Walton
Chief Operating Officer and
General Counsel
Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902
Fax: (203) 504 1021

If to GAIF I, to:

Stephen Rimmer
Guggenheim Aviation Partners
1180 Northwest Maple Street, Suite 160
Issaquah, Washington 98027
Fax: (425) 427-5243

with a copy to:

J. Robert Peart
Guggenheim Aviation Partners
227 W. Monroe Street
Chicago, Illinois 60602
Fax: (312) 827-0161

with a copy to:

Mr. James L. Foorman
General Counsel
Guggenheim Partners, LLC
227 West Monroe Street
Chicago, Illinois 60606-5099.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

Section 16.07.  Disclosure Generally.  All Exhibits and Schedules attached hereto are incorporated herein and expressly made part of this Agreement as though completely set forth herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Exhibits and Schedules shall be deemed to refer to this entire Agreement, including all Exhibits and Schedules.

Section 16.08.  Governing Law.  THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 16.09.  Submission to Jurisdiction.  Each Party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement and each other Operative Agreement or the transactions contemplated hereby or thereby. Each Seller irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Seller and each Purchaser hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 8th Avenue, New York, New York 10011, as its agent to receive on its behalf and on behalf of its property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. As an alternative method of service, each Seller and each Purchaser hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies to it or in any other manner permitted by Applicable Law.

Section 16.10.  Waiver of Jury Trial. To the extent permitted by Applicable Law, each of the Parties hereto hereby irrevocably waives the right to demand a trial by jury, in any such suit, action or other proceeding arising out of this Agreement, the other Operative Agreements, or the subject matter hereof or thereof or the overall transaction brought by any of the Parties hereto or their successors or assigns.

Section 16.11.  Assignment.  No Purchaser shall assign, transfer or otherwise convey this Agreement or all or any part of its rights and obligations hereunder to any Person without the prior written consent of GAIF. No Seller shall assign, transfer or otherwise convey this Agreement or all or any part of its rights and obligations hereunder to any Person without the prior written consent of Aircastle.

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     Section 16.12.  Third Party Beneficiaries.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties to this Agreement, the Purchaser Indemnified Party or the Seller Indemnified Party, any rights or remedies under or by reason of this Agreement, except that any right expressly provided to Aircastle or GAIF under this Agreement are intended to be for the benefit of Aircastle or GAIF, as the case may be.

    Section 16.13.  Counterparts.  This Agreement may be executed in any number of counterparts and by any Party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have entered into this Asset Purchase Agreement the day and year first above written.

For and on behalf of:

AIRCASTLE INVESTMENT HOLDINGS 2 LIMITED

By: /s/ David Walton
Name: David Walton
Title: General Counsel and Assistant Secretary

For and on behalf of the Sellers referred to on Schedule 1:

GUGGENHEIM AVIATION PARTNERS, LLC

By: /s/ Stephen Rimmer
Stephen Rimmer
Executive Officer